                                                                 EXHIBIT (c)(1)
                                                                 EXECUTION COPY


================================================================================




                          AGREEMENT AND PLAN OF MERGER




                            Dated as of June 10, 1999




                                      Among



                               FORD MOTOR COMPANY,



                             AM1 ACQUISITION COMPANY



                                       and



                    AUTOMOBILE PROTECTION CORPORATION - APCO






================================================================================

                                TABLE OF CONTENTS



                                                                                                               Page

                                                     ARTICLE I

Definitions.......................................................................................................2
SECTION 1.01.  Definitions........................................................................................2

                                                    ARTICLE II

The Offer and the Merger..........................................................................................8
SECTION 2.01.  The Offer..........................................................................................8
SECTION 2.02.  Company Actions....................................................................................9
SECTION 2.03.  Board of Directors; Section 14(f).................................................................10
SECTION 2.04.  The Merger........................................................................................11
SECTION 2.05.  Closing...........................................................................................11
SECTION 2.06.  Effective Time....................................................................................11
SECTION 2.07.  Effects...........................................................................................12
SECTION 2.08.  Certificate of Incorporation and By-laws..........................................................12
SECTION 2.09.  Directors.........................................................................................12
SECTION 2.10.  Officers..........................................................................................12

                                                    ARTICLE III

Effect on the Capital Stock of the Constituent Corporations; Exchange of Certificates............................12
SECTION 3.01.  Effect on Capital Stock...........................................................................12
SECTION 3.02.  Exchange of Certificates..........................................................................13

                                                    ARTICLE IV

Representations and Warranties of the Company....................................................................15
SECTION 4.01.  Organization, Standing and Power..................................................................15
SECTION 4.02.  Company Subsidiaries; Equity Interests............................................................15
SECTION 4.03.  Capital Structure.................................................................................16
SECTION 4.04.  Authority; Execution and Delivery; Enforceability.................................................17
SECTION 4.05.  No Conflicts; Consents............................................................................17
SECTION 4.07.  Information Supplied..............................................................................19
SECTION 4.08.  Absence of Certain Changes or Events..............................................................19
SECTION 4.09.  Taxes.............................................................................................19
SECTION 4.10.  Benefit Plans ERISA Compliance; Excess Parachute Payments.........................................20
SECTION 4.11.  Litigation........................................................................................22
SECTION 4.12.  Compliance with Applicable Laws...................................................................22
SECTION 4.13.  Contracts; Debt Instruments.......................................................................22
SECTION 4.14.  Title to Properties...............................................................................23
SECTION 4.15.  Intellectual Property.............................................................................23
SECTION 4.16.  Takeover Laws.....................................................................................24
SECTION 4.17.  Year 2000.........................................................................................24
SECTION 4.18.  Affiliate Transactions............................................................................24
SECTION 4.19.  Environmental, Health, and Safety.................................................................25
SECTION 4.20.  Brokers; Fees and Expenses........................................................................25
SECTION 4.21.  Opinion of Financial Advisor......................................................................26




                                                                                                               Page


                                                     ARTICLE V

Representations and Warranties of Parent and Sub.................................................................26
SECTION 5.01.  Organization, Standing and Power..................................................................26
SECTION 5.02.  Sub...............................................................................................26
SECTION 5.03.  Financing.........................................................................................26
SECTION 5.04.  Ownership of Company Common Stock.................................................................26
SECTION 5.05.  Authority; Execution and Delivery; Enforceability.................................................26
SECTION 5.06.  No Conflicts; Consents............................................................................27
SECTION 5.07.  Information Supplied..............................................................................27
SECTION 5.08.  Brokers...........................................................................................27

                                                    ARTICLE VI

Covenants Relating to Conduct of Business........................................................................28
SECTION 6.01.  Conduct of Business...............................................................................28
SECTION 6.02.  No Solicitation...................................................................................31

                                                    ARTICLE VII

Additional Agreements............................................................................................32
SECTION 7.01.  Preparation of Proxy Statement; Stockholders Meeting..............................................32
SECTION 7.02.  Access to Information; Confidentiality............................................................33
SECTION 7.03.  Commercially Reasonable Efforts; Notification.....................................................33
SECTION 7.04.  Stock Options.....................................................................................34
SECTION 7.05.  Indemnification; D&O Insurance....................................................................35
SECTION 7.06.  Public Announcements..............................................................................36
SECTION 7.07.  Transfer Taxes....................................................................................36
SECTION 7.08.  Transaction Litigation............................................................................36

                                                   ARTICLE VIII

Conditions Precedent.............................................................................................36
SECTION 8.01.  Conditions to Each Party's Obligation To Effect The Merger........................................36
SECTION 8.02.  Conditions to Obligations of Parent and Sub.......................................................37
SECTION 8.03.  Conditions to Obligations of the Company..........................................................38

                                                    ARTICLE IX

Termination, Amendment and Waiver................................................................................39
SECTION 9.01.  Termination.......................................................................................39
SECTION 9.02.  Effect of Termination; Fees and Expenses..........................................................40
SECTION 9.03.  Amendment.........................................................................................42
SECTION 9.04.  Extension; Waiver.................................................................................42
SECTION 9.05.  Procedure for Termination, Amendment, Extension or Waiver.........................................42

                                                     ARTICLE X

General Provisions...............................................................................................43
SECTION 10.01.  Nonsurvival of Representations and Warranties....................................................43
SECTION 10.02.  Notices..........................................................................................43
SECTION 10.03.  Interpretation; Disclosure Letters...............................................................44
SECTION 10.04.  Severability.....................................................................................44
SECTION 10.05.  Counterparts.....................................................................................44
SECTION 10.06.  Entire Agreement; No Third-Party Beneficiaries...................................................44



                                                                                                               Page

SECTION 10.07.  Governing Law....................................................................................44
SECTION 10.08.  Assignment.......................................................................................45
SECTION 10.09.  Enforcement......................................................................................45

                            AGREEMENT AND PLAN OF MERGER dated as of June 10,
                       1999, among FORD MOTOR COMPANY, a Delaware corporation ("Parent"), AM1 ACQUISITION COMPANY, a Georgia corporation ("Sub"), and a wholly owned subsidiary of Parent, and AUTOMOBILE PROTECTION CORPORATION - APCO, a Georgia corporation (the "Company").


                  WHEREAS the respective Boards of Directors of Parent, Sub and the Company have approved the acquisition of the Company by Parent on the terms and subject to the conditions set forth in this Agreement;

                  WHEREAS, in furtherance of such acquisition, Parent proposes to cause Sub to make a tender offer (as it may be amended from time to time as permitted under this Agreement, the "Offer") to purchase all the issued and outstanding shares of Company Common Stock (as defined herein) at a price per share of Company Common Stock of not less than $13.00, net to the seller in cash, upon the terms and subject to the conditions set forth in this Agreement;

                  WHEREAS the respective Boards of Directors of Parent, Sub and the Company have approved the merger (the "Merger") of Sub into the Company, or (at the election of Parent) the Company into Sub, on the terms and subject to the conditions set forth in this Agreement, whereby each issued share of Company Common Stock not owned directly or indirectly by Parent or the Company, will be converted into the right to receive the per share consideration paid pursuant to the Offer;

                  WHEREAS simultaneously with the execution and delivery of this Agreement Parent and the Principal Company Stockholders (as defined herein) are entering into Stock Option and Tender Agreements (as defined herein) and the Company and Parent are entering into the Company Stock Option Agreement (as defined herein);

                  WHEREAS, as a condition to their willingness to enter into this Agreement and consummate the transactions contemplated hereby, Parent and Sub have required each of the Principal Company Stockholders, contemporaneously with the execution and delivery of this Agreement, to execute the Principal Stockholders Employment Agreements (as defined herein), to be effective upon the consummation of the Merger, and in order to induce Parent and Sub to enter into this Agreement, the Principal Company Stockholders have agreed to execute and deliver the Principal Stockholders Employment Agreements; and

                  WHEREAS Parent, Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Offer and the Merger and also to prescribe various conditions to the Offer and the Merger.

                  NOW, THEREFORE, the parties hereto agree as follows:

                                    ARTICLE I

                                   Definitions

                  SECTION 1.01. Definitions. (a) As used in this Agreement, the following terms shall have the following meanings:

         "affiliate" means, for any person, another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person.

         "Applicable Law" means any statute, law (including common law), ordinance, rule or regulation applicable to the Company or any Company Subsidiary or their respective properties or assets.

         "Article 13" means Article 13 of the GBCC.

         "Auto Warranty Law" means any statute, law (including common law), ordinance, rule or regulation applicable to automobile warranty or service contract providers, automobile insurance providers or persons in other similar businesses or other businesses operated by the Company or the Company Subsidiaries.

         "Certificate" or "Certificates" mean the certificate or certificates that immediately prior to the Effective Time represented outstanding shares of Company Common Stock.

         "Certificate of Merger" means a certificate of merger, or other appropriate documents, to be filed with the Secretary of State of Georgia to effect the Merger.

         "Closing" means the closing of the Merger.

         "Closing Date" means the date on which the Closing occurs.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "commercially reasonable efforts" means spending $100,000 in a single instance or $500,000 in the aggregate for all costs (including reasonable attorney's, consultants and accountants fees and expenses) associated with a specific action or all actions, respectively, which are required to be taken under this Agreement.

         "Company" has the meaning set forth in the heading hereof.

         "Company Board" means the Board of Directors of the Company.

         "Company By-laws" means the by-laws of the Company, as amended to the date of this Agreement.

         "Company Capital Stock" has the meaning set forth in Section 4.03.

         "Company Charter" means the articles of incorporation of the Company, as amended to the date of this Agreement.

         "Company Common Stock" means the common stock, par value $.001 per share, of the Company.

         "Company Employee Stock Option" means any option to purchase Company Common Stock granted under any Company Stock Plan.

         "Company Disclosure Letter" means the letter, dated as the date of this Agreement, delivered by the Company to Parent and Sub which lists each Company Subsidiary.

         "Company Investment" has the meaning set forth in Section 4.02(b).

         "Company Material Adverse Effect" means a material adverse effect on the business, assets, results of operations, financial condition or prospects of the Company, and the Company Subsidiaries taken as a whole, on the ability of the Company to perform its obligations under the Transaction Agreements to which it is a party or on the ability of the Company to consummate the Offer, the Merger and the other Transactions; provided however, that only with respect to a material adverse effect on the prospects of the Company and the Company Subsidiaries, events changes, effects and developments relating to the economy in general and not specifically relating to the Company or the Company Subsidiaries shall not be included.

         "Company Plans" has the meaning set forth in Section 4.10(a).

         "Company Preferred Stock" has the meaning set forth in Section 4.03.

         "Company SAR" means any stock appreciation right linked to the price of Company Common Stock and granted under any Company Stock Plan.

         "Company SEC Documents" means all reports, schedules, forms, statements and other documents required to be filed by the Company with the SEC since January 1, 1996.

         "Company Stock Option Agreement" means the stock option agreement between Parent and Sub pursuant to which the Company will grant Parent an option to purchase shares of Company Common Stock on the terms and subject to the conditions set forth therein.

         "Company Stock Plans" means the 1988 Stock Option Plan of Automobile Protection Corporation-APCO, the Automobile Protection Corporation-APCO Outside Directors' Stock Option Plan, the Automobile Protection Corporation-APCO 1997 Performance Equity Plan, the Automobile Protection Corporation-APCO 1998 Performance Equity Plan and any other stock option or equity plan of the Company.

         "Company Stockholder Approval" has the meaning set forth in Section 4.04(c).

         "Company Stockholders Meeting" means a meeting of the Company's stockholders for the purpose of seeking Company Stockholder Approval.

         "Company Subsidiaries" means all the subsidiaries of the Company.

         "Company Takeover Proposal" means any tender offer or exchange offer, proposal for a tender offer, exchange offer, merger, consolidation, recapitalization or other business combination involving the Company or any Company Subsidiary, any proposal for the issuance by the Company of a material amount of its equity securities as consideration for the assets or securities of another person or any proposal or offer to acquire in any manner, directly or indirectly, a material equity interest in, any voting securities of, or a substantial portion of the assets of, the Company or any Company Subsidiary, other than the Transactions.

         "Confidentiality Agreement" means the confidentiality agreement, dated December 8, 1998, between the Company and Parent.

         "Consent" means any consent, approval, license, permit order or authorization.

         "Contract" means any contract, lease, license, indenture, note, bond, mortgage, agreement, permit, concession, franchise, instrument, undertaking, commitment, understanding or other arrangement (whether written or oral).

         "D&O Insurance" means directors' and officers' insurance.

         "Dissenters' Shares" means shares of Company Common Stock that are outstanding immediately prior to the Effective Time and that are held by any person who is entitled to demand and properly demands payment of the fair value of such shares pursuant to, and who complies in all respects with, Article 13 of the GBCC.

         "Effective Time" means the time the Merger becomes effective.

         "Environmental, Health and Safety Laws" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, and the Occupational Safety and Health Act of 1970, each as amended, together with all other laws (including rules, regulations, codes, common law, plans, injunctions, judgments, orders, decrees, rulings and charges thereunder) of any Governmental Entity concerning pollution or protection of the environment, public health and safety, or employee health and safety, including laws relating to emissions, discharges, releases, or threatened releases of Hazardous Substances into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, generation, processing, distribution, use, treatment, storage, disposal, clean-up, transport, or handling of Hazardous Substances.

         "ERISA" means the Employment Retirement Income Security Act of 1974, as amended.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Exchange Fund" shall have the meaning set forth in Section 3.02(a).

         "Filed Company SEC Documents" means all Company SEC Documents that were filed and publicly available prior to the date of this Agreement.

         "Financial Statements" means the consolidated financial statements of the Company included in each of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 and Quarterly Report on Form 10-Q for the Quarter ended March 31, 1999, including in each case the footnotes thereto.

         "Fully Diluted Shares" shall have the meaning set forth in Exhibit A hereto.

         "GAAP" means U.S. generally accepted accounting principles.

         "GBCC" means the Business Corporation Code of the State of Georgia, as amended from time to time.

         "Governmental Entity" means any Federal, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign.

         "Hazardous Substance" means any hazardous, acutely hazardous, or toxic substance, waste or contaminant, or any other material, including, without limitation, petroleum hydrocarbons and asbestos, regulated under any Environmental, Health and Safety Law and applicable to the material, substance, waste or contaminant in the jurisdiction in which such material, substance, waste or contaminant is located.

         "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "indebtedness" means, without duplication, (A) all obligations for borrowed money, or with respect to deposits or advances of any kind, (B) all obligations evidenced by bonds, debentures, notes or similar instruments, (C) all obligations upon which interest charges are customarily paid, (D) all obligations under conditional sale or other title retention agreements relating to purchased property, (E) all obligations issued or assumed as the deferred purchase price of property or services (excluding obligations to creditors for raw materials, inventory, services and supplies incurred in the ordinary course of business), (F) all capitalized lease obligations, (G) all obligations of others secured by a Lien, other than Permitted Liens under clauses (a), (b) or
(c) of the definition thereof, on property or assets, whether or not the obligations secured thereby have been assumed, (H) all obligations under interest rate or currency hedging transactions (valued at the termination value thereof), (I) all letters of credit and (J) all guarantees and arrangements having the economic effect of a guarantee of any indebtedness of any other person.

         "Information Statement" means any information statement required under Rule 14f-1 promulgated under the Exchange Act in connection with the Offer.

         "Intellectual Property Rights" means, collectively, all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, copyrights and other proprietary intellectual property rights and all technology, know-how, data, computer programs and other tangible or intangible proprietary information or material.

         "Judgment" means any judgment, order, writ or decree.

         "knowledge" and "known" means, when used to modify any representation or warranty of the Company, that Larry I. Dorfman, Martin J. Blank, Anthony Levinson and William Carter Patterson have no knowledge, after due investigation and inquiry, that such representation or warranty is not true and correct.

         "Liens" means pledges, liens, charges, mortgages, encumbrances and security interests of any kind or nature whatsoever.

         "Material Contracts" means Contracts that are material to the business, properties, assets, financial condition or results of operations of the Company and the Company Subsidiaries taken as a whole and those which are set forth in
Section 4.13(a) of the Company Disclosure Letter.

         "Material Intellectual Property Rights" means all Intellectual Property Rights which are material to the conduct of the business of the Company and the Company Subsidiaries taken as a whole.

         "Maximum Premium" has the meaning set forth in Section 7.05(b).

         "Merger" has the meaning set forth in the recitals hereto.

         "Merger Consideration" means the price per share of Company Common Stock paid pursuant to the Offer.

         "Minimum Tender Condition" shall have the meaning set forth in Exhibit A hereto.

         "Offer" has the meaning set forth in the recitals hereto.

         "Offer Documents" has the meaning set forth in Section 2.01(b).

         "Outside Date" has the meaning set forth in Section 9.01(b)(i) .

         "Parent" has the meaning set forth in the heading hereto.

         "Parent Disclosure Letter" means the letter, dated as of the date of this Agreement, delivered by Parent to the Company.

         "Parent Material Adverse Effect" means a material adverse effect on the ability of Parent or Sub to perform its obligations under this Agreement or on the ability of Parent or Sub to consummate the Offer, the Merger and the other Transactions.

         "Paying Agent" means the bank or trust company selected by Parent prior to the Effective Time to act as paying agent for the payment of the Merger Consideration.

         "Permitted Lien" has the meaning set forth in Section 4.14(a).

         "person" means any individual, firm, corporation, partnership, company, limited liability company, trust, joint venture, association, Governmental Entity or other entity.

         "Potential Stock Options" means options to purchase Company Common Stock issued to persons other than directors of the Company or alleged to have been issued to such persons prior to the date hereof that the Company does not have knowledge of as of the date hereof; provided that the number of Potential Stock Options shall not exceed 20,000 shares.

         "Principal Company Stockholders" means those stockholders of the Company identified in Part A of the Parent Disclosure Letter.

         "Principal Stockholders Employment Agreements" means employment agreements between the Company and each of the Principal Company Stockholders.

         "Proxy Statement" means a proxy or information statement of the Company relating to the approval of this Agreement by the Company's stockholders.

         "Schedule 14D-9" means the Solicitation/Recommendation Statement on
Schedule 14D-9 with respect to the Offer, as amended from time to time.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Stock Option and Tender Agreements" means agreements entered into by Parent and the Principal Company Stockholders pursuant to which each of the Principal Company Stockholders has agreed to take specified actions in furtherance of the Offer and the Merger.

         "Stock Transfer Taxes" means any state, local, foreign or provincial Tax which is attributable to the transfer of Company Common Stock pursuant to this Agreement.

         "Sub" has the meaning set forth in the heading hereto.

         "subsidiary" means, with respect to any person, another person an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person.

         "Surviving Corporation" shall have the meaning set forth in Section
2.04.

         "Taxes" means and includes all forms of taxation, whenever created or imposed, and whether of the United States or elsewhere, and whether imposed by a local, municipal, governmental, state, foreign, Federal or other Governmental Entity, or in connection with any agreement with respect to Taxes, including all interest, penalties and additions imposed with respect to such amounts.

         "Termination Fee" has the meaning set forth in Section 7.06(b).

         "Tax Return" means all Federal, state, local, provincial and foreign Tax Returns, declarations, statements, reports, schedules, forms and information Returns and any amended Tax Return relating to Taxes.

         "Third Party Stock Options" means outstanding options to purchase Company Common Stock granted to persons other than employees of the Company, excluding Potential Stock Options.

         "Transactions" means, collectively, the Offer, the Merger and the other transactions contemplated by the Transaction Agreements.

         "Transaction Agreements" means this Agreement together with the Stock Option and Tender Agreements and the Company Stock Option Agreement.

         "Transfer Taxes" means any state, local, foreign or provincial Tax which is attributable to the transfer of the beneficial ownership of the Company's or the Company's subsidiaries' real property.

         "Voting Company Debt" means any bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote.

         "Year 2000 Compliant" means the ability to store and produce data before, on or after January 1, 2000 (including taking into account that the ability of software, systems, hardware and related equipment, data, interfaces or processes (i) to operate such year is a leap year), as accurately and without additional delay, corruption, interruption or error due to the fact that the time at which and the date on which such items are operating is on or after 00:00 on January 1, 2000, or (ii) to accept, calculate, process, store, maintain, write, output (to a system that is Year 2000 Compliant), as accurately and without additional delay, interruption, corruption or error, any function referencing a time or date on or after 00:00 on January 1, 2000, or both, whether before, on or after 00:00 on January 1, 2000, and any time period determined or to be determined based on any such times or dates, or both, in the case of clause (i) and (ii), as compared to the functionality, data integrity and performance of such software, systems, hardware and related equipment, data, interfaces or processes as applied to times before 00:00 on January 1, 2000.


                                   ARTICLE II

                            The Offer and the Merger

                  SECTION 2.01. The Offer. (a) As promptly as practicable but in no event later than five business days after the date of this Agreement, Sub shall, and Parent shall cause Sub to, commence the Offer within the meaning of the applicable rules and regulations of the SEC. The obligation of Sub to, and of Parent to cause Sub to, accept for payment, and pay for, any shares of Company Common Stock tendered pursuant to the Offer shall be subject to the conditions set forth in Exhibit A (any of which may be waived by Sub in its sole discretion) and to the other conditions in this Agreement. Sub expressly reserves the right to modify the terms of the Offer, except that, without the consent of the Company (unless the Company takes any action permitted to be taken pursuant to Section 6.02(b)), Sub shall not (i) reduce the number of shares of Company Common Stock subject to the Offer, (ii) reduce the price per share of Company Common Stock to be paid pursuant to the Offer, (iii) modify or add to the conditions set forth in Exhibit A in any manner adverse to the holders of Company Common Stock, (iv) except as provided in the next sentence, extend the Offer or (v) change the form of consideration payable in the Offer. Notwithstanding the foregoing, Sub may, without the consent of the Company, (i) extend the Offer, if at the scheduled expiration date of the Offer any of the conditions to Sub's obligation to purchase shares of Company Common Stock are not satisfied, until such time as such conditions are satisfied or waived, (ii) extend the Offer for a period of not more than ten business days beyond the initial expiration date of the Offer, if on the date of such extension less than 90% of the outstanding shares of Company Common Stock have been validly tendered and not properly withdrawn pursuant to the Offer, (iii) extend the Offer for any period required by any rule, regulation, interpretation or position of the SEC or the staff thereof applicable to the Offer, (iv) extend the Offer in order to provide sufficient time to respond to any supplement or amendment to the Company Disclosure Letter delivered to Parent pursuant to Section 6.01(c)(ii) and (v) extend the Offer for any reason for a period of not more than ten business days beyond the latest expiration date that would otherwise be permitted under clause
(i), (ii), (iii) or (iv) of this sentence. On the terms and subject to the conditions of the Offer and this Agreement, Sub shall pay for all shares of Company Common Stock validly tendered and not withdrawn pursuant to the Offer that Sub becomes obligated to purchase pursuant to the Offer as soon as practicable after the expiration of the Offer. Sub may, at any time, transfer or assign to one or more corporations directly or indirectly majority owned by Parent the right to purchase all or any portion of the shares of Company Common Stock tendered pursuant to the Offer, but any such transfer or assignment shall not relieve Sub of its obligations under the Offer or prejudice the rights of tendering stockholders to receive payment for shares of Company Common Stock properly tendered and accepted for payment. Parent and Sub agree that the conditions set forth in paragraphs (a) through (h) of Exhibit A shall be subject to the reasonable judgment of Parent or Sub.

                  (b) On the date of commencement of the Offer, Parent and Sub shall file with the SEC a Tender Offer Statement on Schedule 14D-1 with respect to the Offer, which shall contain an offer to purchase and a related letter of transmittal and summary advertisement (such Schedule 14D-1 and the documents included therein pursuant to which the Offer will be made, together with any supplements or amendments thereto, the "Offer Documents"). Each of Parent, Sub and the Company shall promptly correct any information provided by it for use in the Offer Documents if and to the extent that such information shall have become false or misleading in any material respect, and each of Parent and Sub shall take all steps necessary to amend or supplement the Offer Documents and to cause the Offer Documents, as so amended or supplemented, to be filed with the SEC and to be disseminated to the Company's stockholders, in each case as and to the extent required by applicable Federal securities laws. Parent and Sub shall provide the Company and its counsel in writing with any comments Parent, Sub or their counsel may receive from the SEC or its staff with respect to the Offer Documents promptly after the receipt of such comments.

                  SECTION 2.02. Company Actions. (a) The Company hereby approves of and consents to each of the Transactions.

                  (b) On the date the Offer Documents are filed with the SEC, the Company shall file with the SEC the Schedule 14D-9 containing the recommendations described in Section 4.04(b) and shall mail the Schedule 14D-9 to the holders of Company Common Stock. Each of the Company, Parent and Sub shall promptly correct any information provided by it for use in the Schedule 14D-9 if and to the extent that such information shall have become false or misleading in any material respect, and the Company shall take all steps necessary to amend or supplement the Schedule 14D-9 and to cause the Schedule 14D-9 as so amended or supplemented to be filed with the SEC and disseminated to the Company's stockholders, in each case as and to the extent required by applicable Federal securities laws. The Company shall provide Parent and its counsel in writing with any comments the Company or its counsel may receive from the SEC or its staff with respect to the Schedule 14D-9 promptly after the receipt of such comments.

                  (c) In connection with the Offer, the Company shall cause its transfer agent to furnish Sub promptly with mailing labels containing the names and addresses of the record holders of Company Common Stock as of a recent date and of those persons becoming record holders subsequent to such date, together with copies of all lists of stockholders, security position listings and computer files and all other information in the Company's possession or control regarding the beneficial owners of Company Common Stock, and shall furnish to Sub such information and assistance (including updated lists of stockholders, security position listings and computer files) as Parent may reasonably request in communicating the Offer to the Company's stockholders. Subject to the requirements of applicable law, and except for such steps as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Transactions, Parent and Sub shall hold in confidence the information contained in any such labels, listings and files, shall use such information only in connection with the Offer and the Merger and, if this Agreement shall be terminated, shall deliver to the Company all copies of such information then in their possession.

                  SECTION 2.03. Board of Directors; Section 14(f). (a) If requested by Parent, upon the acceptance for payment of the shares of Company Common Stock to be purchased pursuant to the Offer, Sub shall be entitled to designate such number of directors on the Company Board (and on each committee of the Company Board and on each board of directors of each Company Subsidiary designated by Parent) as will give Sub representation on the Company Board (or such committee or Company Subsidiary board of directors) equal to at least that number of directors, rounded up to the next whole number, which is the product of (a) the total number of directors on the Company Board (or such committee or Company Subsidiary board of directors) giving effect to the directors appointed or elected pursuant to this sentence multiplied by (b) the percentage that (i) such number of shares of Company Common Stock so accepted for payment and paid for by Sub plus the number of shares of Company Common Stock otherwise owned by Sub or any other subsidiary of Parent bears to (ii) the number of such shares outstanding, and the Company shall, at such time, cause Sub's designees to be so appointed or elected. The Company shall take all actions necessary to cause the persons designated by Parent to be directors on the Company Board (or a committee of the Company Board or the board of directors of a Company Subsidiary designated by Parent) pursuant to the preceding sentence to be so appointed or elected (whether, at the request of Parent, by means of increasing the size of the Company Board (or such committee or Company Subsidiary board of directors) or seeking the resignation of directors and causing Parent's designees to be appointed or elected).

                  (b) The Company's obligation to appoint designees of Parent to the Company Board shall be subject to Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder. The Company shall promptly take all actions required pursuant to Section 14(f) and Rule l4f-1 in order to fulfill its obligations under this Section 2.03, and shall include in the Schedule 14D-9 such information with respect to the Company and its officers and directors as is required under Section 14(f) and Rule 14f-1. Parent and Sub will supply to the Company any information with respect to any of them and their nominees, officers, directors and affiliates required by Section 14(f) and Rule 14f-1.

                  (c) Following the election or appointment of Parent's designees pursuant to this Section 2.03 and prior to the Effective Time, any amendment or termination of this Agreement, extension for the performance or waiver of the obligations or other acts of Parent or Sub or waiver of the Company's rights hereunder, will require the concurrence of a majority of the members of the Company Board who are members of the Company Board on the date of this Agreement.

                  SECTION 2.04. The Merger. On the terms and subject to the conditions set forth in this Agreement, and in accordance with the GBCC, Sub shall be merged with and into the Company at the Effective Time (as defined in Section 2.06). At the Effective Time, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation"). Notwithstanding the foregoing, Parent may elect at any time prior to the Effective Time, instead of merging Sub into the Company as provided above, to merge the Company with and into Sub. In such event, the parties shall execute an appropriate amendment to this Agreement in order to reflect the foregoing, including to provide the same benefits and protections to third parties as are provided hereby under Section 7.05. At the election of Parent, any direct or indirect subsidiary or other affiliate of Parent may be substituted for Sub as a constituent corporation in the Merger. In such event, the parties shall execute an appropriate amendment to this Agreement in order to reflect the foregoing.

                  SECTION 2.05. Closing. The Closing shall take place at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017 at 10:00 a.m. on the second business day following the satisfaction (or, to the extent permitted by law, waiver by all parties) of the conditions set forth in Section 8.01, or, if on such day any condition set forth in Section
8.02 or 8.03 has not been satisfied (or, to the extent permitted by law, waived by the party or parties entitled to the benefits thereof), as soon as practicable after all the conditions set forth in Article VIII have been satisfied (or, to the extent permitted by law, waived by the parties entitled to the benefits thereof), or at such other place, time and date as shall be agreed in writing between Parent and the Company.

                  SECTION 2.06. Effective Time. Prior to the Closing, Parent and the Company shall prepare, and on the Closing Date, or as soon as practicable thereafter, shall file with the Secretary of State of Georgia the Certificate of Merger executed in accordance with the relevant provisions of the GBCC and shall make all other filings or recordings required under the GBCC. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Georgia, or at such other time as Parent and the Company shall agree and specify in the Certificate of Merger. No later than the business day following the day on which the Certificate of Merger is filed with the Secretary of State of the State of Georgia, the

Surviving Corporation shall cause to be published the notice required by Section 1105 of the GBCC.

                  SECTION 2.07. Effects. The Merger shall have the effects set forth in Section 1106 of the GBCC.

                  SECTION 2.08. Certificate of Incorporation and By-laws. (a) The articles of incorporation of Sub, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law; provided, however, that such Articles of Incorporation shall be amended to change the name of the Surviving Corporation to the name of the Company.

                  (b) The By-laws of Sub as in effect immediately prior to the Effective Time shall be the By-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

                  SECTION 2.09. Directors. Subject to Section 2.03, the directors of Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                  SECTION 2.10. Officers. The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.


                                   ARTICLE III

                       Effect on the Capital Stock of the
               Constituent Corporations; Exchange of Certificates

                  SECTION 3.01. Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Company Common Stock or any shares of capital stock of Sub:

                  (a) Capital Stock of Sub. Each issued and outstanding share of capital stock of Sub shall be converted into and become one fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

                  (b) Cancellation of Treasury Stock and Parent- Owned Stock. Each share of Company Common Stock that is owned by the Company or any of its subsidiaries, Parent or Sub shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and no Parent Common Stock or other consideration shall be delivered in exchange therefor.

                  (c) Conversion of Company Common Stock and Options. (i) Subject to Sections 3.01(b), and 3.01(d), each issued share of Company Common Stock shall be converted into the price per share of Company Common Stock paid pursuant to the Offer in cash.

                   (ii) As of the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive Merger Consideration upon surrender of such certificate in accordance with Section 3.02, without interest.

                  (iii) Company Employee Stock Options, Potential Stock Options and Third Party Stock Options shall be treated as set forth in Section 7.04.

                  (d) Dissenters' Rights. Notwithstanding anything in this Agreement to the contrary, Dissenters' Shares shall not be converted into Merger Consideration as provided in Section 3.01(c), but rather the holders of Dissenters' Shares shall be entitled to payment of the fair value of such Dissenters' Shares in accordance with Article 13; provided, however, that if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to receive payment of fair value under Article 13, then the right of such holder to be paid the fair value of such holder's Dissenters' Shares shall cease and such Dissenters' Shares shall be treated as if they had been converted as of the Effective Time into Merger Consideration as provided in Section 3.01(c). The Company shall serve prompt notice to Parent of any demands received by the Company for appraisal of any shares of Company Common Stock, attempted withdrawals of any such demands and any other documents received in connection with any assertion of rights to payment of fair value under Article 13, and Parent shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands, or agree to do any of the foregoing.

                  SECTION 3.02. Exchange of Certificates. (a) Paying Agent. Prior to the Effective Time, Parent shall select a bank or trust company to act as the Paying Agent for the payment of the Merger Consideration upon surrender of certificates representing Company Common Stock. The Surviving Corporation shall provide to the Paying Agent on a timely basis, as and when needed after the Effective Time, cash necessary to pay for the shares of Company Common Stock converted into the right to receive cash pursuant to Section 3.01(c) (such cash being hereinafter referred to as the "Exchange Fund").

                  (b) Exchange Procedure. As soon as reasonably practicable after the Effective Time, the Paying Agent shall mail to each holder of record of a Certificate or Certificates, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent and shall be in a form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the amount of cash into which the shares of Company Common Stock theretofore represented by such Certificate shall have been converted pursuant to Section 3.01, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Common Stock which is not registered in the transfer records of the Company, payment may be made to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of such Certificate or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 3.02, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the amount of cash, without interest, into which the shares of Company Common Stock theretofore represented by such Certificate shall have been converted pursuant to Section 3.01. No interest shall be paid or shall accrue on the cash payable upon the surrender of any Certificate.

                  (c) No Further Ownership Rights in Company Common Stock. The Merger Consideration paid in accordance with the terms of this Article III upon conversion of any shares of Company Common Stock shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time that may have been declared or made by the Company on such shares in accordance with the terms of this Agreement or prior to the date of this Agreement and which remain unpaid at the Effective Time, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any certificates formerly representing shares of Company Common Stock are presented to the Surviving Corporation or the Paying Agent for any reason, they shall be canceled and exchanged as provided in this Article III.

                  (d) Termination of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to the holder of Company Common Stock for six months after the Effective Time shall be delivered to the Surviving Corporation and any holder of Company Common Stock who has not theretofore complied with this Article III shall thereafter look only to the Surviving Corporation for payment of its claim for Merger Consideration.

                  (e) No Liability. None of Parent, Sub, the Company, the Surviving Corporation or the Paying Agent shall be liable to any person in respect of any cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificate has not been surrendered prior to five years after the Effective Time (or immediately prior to such earlier date on which Merger Consideration in respect of such Certificate would otherwise escheat to or become the property of any Governmental Entity), any such shares, cash, dividends or distributions in respect of such Certificate shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

                  (f) Investment of Exchange Fund. The Paying Agent shall invest any cash included in the Exchange Fund, as directed by Parent, on a daily basis. Any interest and other income resulting from such investments shall be paid to Parent.

                  (g) Withholding Rights. The Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable to any holder of Company Common Stock pursuant to this Agreement such amounts as may be required to be deducted and withheld with respect to the making of such payment under the Code, or under any provision of state, local or foreign tax law. To the extent that amounts are so withheld and paid over to the appropriate taxing authority, the Surviving Corporation will be treated as though it withheld an appropriate amount of the type of consideration otherwise payable pursuant to this Agreement to any holder of Company Common Stock, sold such consideration for an amount of cash equal to the fair market value of such consideration at the time of such deemed sale and paid such cash proceeds to the appropriate taxing authority.


                                   ARTICLE IV

                  Representations and Warranties of the Company

                  The Company represents and warrants to Parent and Sub as follows:

                  SECTION 4.01. Organization, Standing and Power. (a) Each of the Company and each of the Company Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has full corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted, other than such franchises, licenses, permits, authorizations and approvals the lack of which, individually or in the aggregate, has not had and could not reasonably be expected to have a Company Material Adverse Effect. The Company and each Company Subsidiary is duly qualified to do business in each jurisdiction where the nature of its business or their ownership or leasing of its properties make such qualification necessary, except in such jurisdictions where the failure to be so qualified, individually or in the aggregate, has not had and could not reasonably be expected to have a Company Material Adverse Effect. The Company has delivered to Parent true and complete copies of the Company Charter and the Company By-laws, and the comparable charter and organizational documents of each Company Subsidiary, in each case as amended through the date of this Agreement. The Company By-Laws do not conflict in any respect with the Company Charter.

                  SECTION 4.02. Company Subsidiaries; Equity Interests. (a)
Section 4.02 of the Company Disclosure Letter lists each Company Subsidiary. All the outstanding shares of capital stock of each Company Subsidiary have been validly issued and are fully paid and nonassessable and, except as set forth in the Company Disclosure Letter, are owned by the Company, by another Company Subsidiary or by the Company and another Company Subsidiary, free and clear of all Liens.

                  (b) Except for its interests in the Company Subsidiaries and except for the ownership interests set forth in Section 4.02 of the Company Disclosure Letter, neither the Company nor any Company Subsidiary (i) owns, has any right to, or is involved in negotiations to, acquire, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any person or (ii) has the ability to control (whether through the ownership of voting securities or otherwise) any other person (any of such interests under clause (i) or (ii) other than a Company Subsidiary, a "Company Investment"). No Company Investment is, individually or when taken together with all other Company Investments, material to the business of the Company and the Company Subsidiaries taken as a whole.

                  SECTION 4.03. Capital Structure. The authorized capital stock of the Company consists of 40,000,000 shares of Company Common Stock, 900 shares of Class A Convertible Preferred Stock, par value $1.00 per share, 600 shares of Class B Convertible Preferred Stock, par value $1.00 per share, 300 shares of Class C Preferred Stock, par value $.01 per share, and 5,000,000 shares of Class D Preferred Stock, par value $.01 per share (all classes of such preferred stock being collectively referred to herein as "Company Preferred Stock" and collectively with the Company Common Stock, "Company Capital Stock"). As of the date hereof, (i) 11,936,716 shares of Company Common Stock and no shares of Company Preferred Stock were issued and outstanding, (ii) no shares of Company Common Stock were held by the Company in its treasury, (iii) 1,233,129 shares of Company Common Stock were subject to outstanding Company Employee Stock Options,
(iv) 464,822 shares of Company Common Stock were subject to Third Party Stock Options and (v) up to 20,000 shares of Company Common Stock may be issuable in respect of Potential Stock Options. The exercise price of all outstanding Company Employee Stock Options and of all outstanding Third Party Stock Options are as set forth in Section 4.03 of the Company Disclosure Letter. Except as specifically set forth in Section 4.03 of the Company Disclosure Letter, upon the Effective Time, all outstanding Third Party Stock Options will terminate in accordance with their terms without any action on the part of the Company or the holder thereof and without any cash payment by, or other obligation of, the Company or the Surviving Corporation as a result thereof. Except as set forth above, and except for the shares of Company Common Stock reserved for issuance upon the exercise of the option granted to Parent pursuant to the Company Stock Option Agreement, as of the date hereof, no shares of capital stock or other voting securities of the Company were issued, reserved for issuance or outstanding. There are no outstanding Company SARs. All outstanding shares of Company Capital Stock are, and all such shares that may be issued prior to the Effective Time will be when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the GBCC, the Company Charter, the Company By-laws or any Contract to which the Company is a party or otherwise bound. There is no Voting Company Debt issued or outstanding. Except as set forth above, as of the date of this Agreement, there are no options, warrants, rights, convertible or exchangeable securities, "phantom" stock rights, stock appreciation rights, stock-based performance units, commitments, contracts, arrangements or undertakings of any kind to which the Company or any Company Subsidiary is a party or by which any of them is bound (i) obligating the Company or any Company Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, the Company or of any Company Subsidiary or any Voting Company Debt, (ii) obligating the Company or any Company Subsidiary to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, contract, arrangement or undertaking or (iii) that give any person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights occurring to holders of Company Capital Stock. There are not any (i) outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any Company Subsidiary, (ii) voting trusts or other agreements or understandings to which the Company or any of the

Company Subsidiaries is a party with respect to the voting or transfer of capital stock of the Company or any of the Company Subsidiaries.

                  SECTION 4.04. Authority; Execution and Delivery; Enforceability. (a) The Company has all requisite corporate power and authority to execute the Transaction Agreements to which it is a party and to consummate the Transactions. The execution and delivery by the Company of each Transaction Agreement to which it is a party and the consummation by the Company of the Transactions have been duly authorized by all necessary corporate action on the part of the Company, subject, in the case of the Merger, to receipt of Company Stockholder Approval. The Company has duly and validly executed and delivered each Transaction Agreement to which it is a party, and each Transaction Agreement to which it is a party constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

                  (b) The Company Board, at a meeting duly called and held prior to execution of any of the Transaction Agreements, duly and unanimously adopted resolutions (i) approving this Agreement and the other Transaction Agreements, the Merger and the other Transactions, (ii) determining that the terms of the Offer, the Merger and the other Transactions are fair to and in the best interests of the Company and its stockholders, (iii) recommending that the holders of Company Common Stock accept the Offer and tender their shares of Company Common Stock pursuant to the Offer, (iv) recommending that the Company's stockholders approve and adopt this Agreement and (v) adopting this Agreement and other Transaction Agreements. Such resolutions are sufficient to render inapplicable to Parent and Sub and this Agreement and the other Transaction Agreements, the Offer, the Merger and the other Transactions (A) the provisions of Parts 2 and 3 of Article 11 of the GBCC. The Company has been advised by each of its directors and executive officers that each such person intends to tender all shares of Company Common Stock owned by such person pursuant to the Offer, except to the extent of any restrictions created by Section 16(b) of the Exchange Act.

                  (c) The only vote of holders of any class or series of Company Capital Stock necessary to approve and adopt this Agreement and the Merger is the approval of this Agreement by the holders of a majority of the outstanding shares of Company Common Stock (the "Company Stockholder Approval"). The affirmative vote of the holders of Company Capital Stock, or any of them, is not necessary to approve any Transaction Agreement other than this Agreement or consummate the Offer or any Transaction other than the Merger.

                  SECTION 4.05. No Conflicts; Consents. Except as set forth in
Section 4.05 of the Company Disclosure Letter, the execution and delivery by the Company of each Transaction Agreement to which it is a party do not, and the consummation of the Offer, the Merger and the other Transactions and compliance with the terms hereof and thereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any person under, or result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of the Company or any Company Subsidiary under, any provision of (i) the Company Charter, the Company By-laws or the comparable charter or organizational documents of any Company Subsidiary, (ii) any Material Contract, (iii) any other Contract to which the Company or any Company Subsidiary is a party or by which any of their respective properties or assets is bound or (iv) subject to the filings and other matters referred to in the following sentence, any provision of any Judgment or Applicable Law applicable to the Company or any Company Subsidiary or their respective properties or assets, other than, in the cases of clause (iii) or
(iv) above, any such items that, individually or in the aggregate, have not had and could not reasonably be expected to have a Company Material Adverse Effect; provided that termination rights arising due to the consummation of the Offer or the Merger under the Contracts listed in item (1) of Section 4.05 of the Company Disclosure Letter will not constitute (x) a breach of the representations and warranties contained herein or (y) an event which could reasonably be expected to have a Company Material Adverse Effect. No Consent of, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by or with respect to the Company or any Company Subsidiary in connection with the execution, delivery and performance of any Transaction Agreement to which it is a party or the consummation of the Transactions, other than (i) compliance with and filings under the HSR Act, (ii) the filing with the SEC of (A) the Schedule 14D-9, (B) a Proxy Statement, if such approval is required by law, (C) any Information Statement and (D) such reports under
Section 13 of the Exchange Act, as may be required in connection with this Agreement and the other Transaction Agreements, the Offer, the Merger and the other Transactions, (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Georgia and appropriate documents with the relevant authorities of the other jurisdictions in which the Company is qualified to do business, (iv) such filings as may be required in connection with the taxes described in Section 7.08, (v) compliance with and filings under the Auto Warranty Laws of the States set forth in Section 4.05 of the Company Disclosure Letter and (vi) such other items as are set forth in Section 4.05 of the Company Disclosure Letter. For purposes of this Section 4.05 and any other relevant representations and warranties of the Company, the representations and warranties are made based upon the assumption that the Company shall be the Surviving Corporation.

                  SECTION 4.06. SEC Documents; Financial Statements; Undisclosed Liabilities. (a) The Company has filed with the SEC all Company SEC Documents. As of its respective date, each Company SEC Document, including, without limitation, any financial statements or schedules included therein, complied in all material respects with the requirements of the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Document, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any Company SEC Document has been revised or superseded by a later filed Filed Company SEC Document, none of the Company SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                   (b) The Financial Statements when filed with the SEC will, comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). As of April 30, 1999, the Company and the Company Subsidiaries have available to them cash, cash equivalents, deposits to secure licenses, trading securities, held to maturity securities and available for sale securities (current and non-current) in the amounts set forth in Section 4.06(b) of the Company Disclosure Letter.

                  (c) Except as set forth in the Filed Company SEC Documents and except for liabilities or obligations which have not had and could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any Company Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a consolidated balance sheet or in the notes thereto. None of the Company Subsidiaries is, or has at any time been, subject to the reporting requirements of Sections 13(a) and 15(d) of the Exchange Act.

                  SECTION 4.07. Information Supplied. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in (i) Offer Documents, the Schedule 14D-9 or the Information Statement will, at the time such document is filed with the SEC, at any time it is amended or supplemented or at the time it is first published, sent or given to the Company's stockholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Proxy Statement will, at the date it is first mailed to the Company's stockholders or at the time of Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Schedule 14D-9, the Information Statement and the Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Sub for inclusion or incorporation by reference therein.

                  SECTION 4.08. Absence of Certain Changes or Events. Except as disclosed in the Filed Company SEC Documents or in Section 4.08 of the Company Disclosure Letter, from the date of the most recent audited financial statements included in the Filed Company SEC Documents to the date of this Agreement, the Company has conducted its business only in the ordinary course, and during such period none of the Company or any Company Subsidiary has:

                  (i) experienced or been affected by any event, change, effect or development that, individually or in the aggregate, has had or could reasonably be expected to have a Company Material Adverse Effect;

                  (ii) any action that would not be permitted to be taken after the date hereof under Section 6.01; or

                  (iii) entered into any material transaction, or conducted its business or operations, other than in the ordinary course of business, consistent with past practice.

                  SECTION 4.09. Taxes. (a) Each of the Company and each Company Subsidiary has timely filed, or has caused to be timely filed on its behalf, all Tax Returns required to be filed by it, and all such Tax Returns are true, complete and accurate in all material respects. The

Company and each Company Subsidiary (i) has timely paid in full all Taxes due and owing (whether or not shown on such Tax Returns) and (ii) has provided for all Taxes (in addition to deferred taxes established to reflect differences between tax and book basis in assets) in the Financial Statements. The Financial Statements reflect an adequate reserve for all Taxes payable by the Company and the Company Subsidiaries for all taxable periods and portions thereof through the date of such financial statements.

                  (b) No deficiency with respect to any Taxes has been proposed, asserted or assessed against the Company or any Company Subsidiary, and no requests for waivers of the time to assess any such Taxes are pending. The Federal income Tax Returns of the Company and each Company Subsidiary consolidated in such Returns have been examined by and settled with the United States Internal Revenue Service for all years through 1994. No audit or other proceeding with respect to Taxes or Tax Returns of the Company or any Company Subsidiary is pending or being conducted by a Tax authority, and neither the Company nor any Company Subsidiary has been notified in writing of any such audit or other proceeding.

                  (c) Each of the Company and each Company Subsidiary has withheld and paid all Taxes required to be withheld and paid in connection with amounts paid or owing to any employee, creditor, stockholder or third party. The Company and each Company Subsidiary have collected all material sales and use Taxes required to be collected, and have remitted or will remit on a timely basis, such amounts to the appropriate governmental authorities, or have been furnished properly completed exemption certificates.

                  (d) There are no Liens for Taxes (other than for current Taxes not yet due and payable) on the assets of the Company or any Company Subsidiary and no material claims have been asserted with respect to any such Taxes.

                  (e) Except as disclosed in Section 4.09(e) of the Company Disclosure Letter no issue relating to the Taxes of the Company or any Company Subsidiary has been raised by any taxing authority in any audit or examination which, by application of similar principles, could result in increased Taxes in a taxable period (or portion thereof) ending after the Closing Date. Neither the Company nor any Company Subsidiary has agreed to or is required to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of state, local or foreign law by reason of a change in accounting method initiated by the Company or any such Company Subsidiary or has any knowledge that the Internal Revenue Service has proposed any such adjustment or change in accounting method, or has any application pending with any taxing authority requesting permission for any changes in accounting methods that relate to the business or operations of the Company or any Company Subsidiary.

                  SECTION 4.10. Benefit Plans ERISA Compliance; Excess Parachute Payments. (a) Section 4.10 of the Company Disclosure Letter contains a true and complete list of each "employee benefit plan" (within the meaning of section 3(3) of ERISA, including, without limitation, multiemployer plans within the meaning of ERISA section 3(37)), stock purchase, stock option, severance, employment, change-in-control, fringe benefit, collective bargaining, bonus, incentive, deferred compensation and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA (including any funding mechanism therefor now in effect or required in the future as a result of any Transaction, including the Offer or the Merger or otherwise), whether formal or informal, oral or written, legally binding or not, under which any employee or former employee of the Company or the Company Subsidiaries has any present or future right to benefits or under which the Company or the Company Subsidiaries has any present or future liability. All such plans, agreements, programs, policies and arrangements shall be collectively referred to as the "Company Plans".

                  (b) With respect to each Company Plan, the Company has delivered to Parent a current, accurate and complete copy (or, to the extent no such copy exists, an accurate description) thereof and, to the extent applicable: (i) any related trust agreement or other funding instrument; (ii) the most recent determination letter, if applicable; (iii) any summary plan description and other written communications (or a description of any oral communications) by the Company or the Company Subsidiaries to their employees concerning the extent of the benefits provided under a Company Plan; and (iv) for the three most recent years (A) the Form 5500 and attached schedules, (B) audited financial statements, (C) actuarial valuation reports and (D) attorney's response to an auditor's request for information.

                  (c) (i) Each Company Plan has been established and administered in accordance with its terms, and in compliance with the applicable provisions of ERISA, the Code and other applicable laws, rules and regulations;
(ii) each Company Plan which is intended to be qualified within the meaning of Code section 401(a) is so qualified and has received a favorable determination letter as to its qualification, and nothing has occurred, whether by action or failure to act, that could reasonably be expected to cause the loss of such qualification; (iii) no event has occurred and no condition exists that would subject the Company or the Company Subsidiaries, either directly or by reason of their affiliation with any member of their "Controlled Group" (defined as any organization which is a member of a controlled group of organizations within the meaning of Code sections 414(b), (c), (m) or (o)), to any tax, fine, Lien, penalty or other liability imposed by ERISA, the Code or other applicable laws, rules and regulations; (iv) for each Company Plan with respect to which a Form 5500 has been filed, no material change has occurred with respect to the matters covered by the most recent Form since the date thereof; (v) no "prohibited transaction" (as such term is defined in ERISA section 406 and Code section
4975) has occurred with respect to any Company Plan; (vi) no Company Plan provides retiree welfare benefits and none of the Company or any Company Subsidiaries has any obligations to provide any retiree welfare benefits; and
(vii) all awards, grants or bonuses made pursuant to any Company Plan have been, or will be, fully deductible to the Company or the Company Subsidiaries notwithstanding the provisions of Section 162(m) of the Code and the regulations promulgated thereunder.

                  (d) With respect to any Company Plan, (i) no actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or threatened in writing and (ii) no facts or circumstances exist that could give rise to any such actions, suits or claims.

                  (e) Except as set forth in Section 4.10 of the Company Disclosure Letter, no Company Plan exists that could result in the payment to any present or former employee of the Company or the Company Subsidiaries of any money or other property or accelerate or provide any other rights or benefits to any present or former employee of the Company or any Company Subsidiary as a result of the Transactions, including the Offer and the Merger, whether or not such payment would constitute a parachute payment within the meaning of Code section 280G. No Company Plan exists that could give rise to the payment of any amount that would not be deductible by the Company or the Company Subsidiaries under Section 162(m) of the Code.

                  SECTION 4.11. Litigation. Except as disclosed in the Filed Company SEC Documents or in Section 4.11 of the Company Disclosure Letter and except for claims made in the ordinary course of business with respect to amounts to be reimbursed in the Company's capacity as administrator or obligor under a service contract, there is no suit, action or proceeding pending or threatened in writing or to the Company's knowledge which may be filed against or affecting the Company or any Company Subsidiary that, individually or in the aggregate, has had or could reasonably be expected to result in the payment of damages in excess of $250,000, nor is there any Judgment outstanding against the Company or any Company Subsidiary that has had or could reasonably be expected to have a Company Material Adverse Effect.

                  SECTION 4.12. Compliance with Applicable Laws. Except as disclosed in the Filed Company SEC Documents or in Section 4.12 of the Company Disclosure Letter, the Company and the Company Subsidiaries are in compliance in all material respects with all Applicable Laws. Except as set forth in the Filed Company SEC Documents or in Section 4.12 of the Company Disclosure Letter, none of the Company or a Company Subsidiary has received any written communication during the past two years from a Governmental Entity that alleges that the Company or a Company Subsidiary is not in compliance in any material respect with any Applicable Law. This Section 4.12 does not relate to matters with respect to Taxes or environmental, health and safety laws, which are the subject of Section 4.09 and 4.19, respectively.

                  SECTION 4.13. Contracts; Debt Instruments. (a) Except as disclosed in the Filed SEC Documents or in Section 4.13(a) of the Company Disclosure Letter, there are no Material Contracts or other significant agreements relating to the business of the Company. Neither the Company nor any of the Company Subsidiaries is in violation of or in default under (nor does there exist any condition which with the passage of time or the giving of notice or both would cause such a violation of or default under) any Material Contract to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that have not and could not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect. Except with respect to any termination right arising from the consummation of the Offer or the Merger, each Material Contract is in full force and effect, and is a legal, valid and binding obligation of the Company or a Company Subsidiary and, to the knowledge of the Company, each of the other parties thereto, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and general principles of equity (regardless of whether considered in a proceeding in equity or at law). No condition exists or event has occurred which (whether with or without notice or lapse of time or both) would constitute a default by the Company or a Company Subsidiary or, to the knowledge of the Company, any other party thereto under any Material Contract or result (other than due to consummation of the Offer or the Merger) in a right of termination of any Material Contract.

                  (b) Set forth in Section 4.13(b) of the Company Disclosure Letter is (i) a list of all loan or credit agreements, notes, bonds, mortgages, indentures and other agreements and instruments pursuant to which any indebtedness of the Company or any of its subsidiaries in an aggregate principal amount in excess of $50,000 is outstanding or may be incurred and (ii) the respective principal amounts currently outstanding thereunder.

                  SECTION 4.14. Title to Properties. (a) Except as set forth in
Section 4.14 of the Company Disclosure Letter, each of the Company and each Company Subsidiary has good and marketable title to, or valid leasehold interests in, all its properties and assets except for such as are no longer used or useful in the conduct of its businesses or as have been disposed of in the ordinary course of business and except for defects in title, easements, restrictive covenants and similar encumbrances or impediments that, in the aggregate, do not and will not materially interfere with its ability to conduct its business as currently conducted. All such assets and properties, other than assets and properties in which the Company or any of its subsidiaries has leasehold interests, are free and clear of all Liens other than those set forth in Section 4.14 of the Company Disclosure Letter and except for (i) Statutory Liens of carriers, warehousemen, mechanics, repairmen, workmen and materialmen incurred in the ordinary course of business for amounts not yet overdue or being contested in good faith, (ii) Liens for taxes not yet due and payable or being contested in good faith in appropriate proceedings during which collection or enforcement is stayed, (iii) undetermined or inchoate Liens incidental to the construction at 6010 Atlantic Boulevard, Norcross, Georgia and (iv) Liens that, in the aggregate, do not and will not materially interfere with the ability of the Company and its subsidiaries to conduct business as currently conducted (any or all of such liens under clauses (i), (ii), (iii) or (iv), "Permitted Liens").

                  (b) Except as set forth in Section 4.14 of the Company Disclosure Letter, each of the Company and each Company Subsidiary has complied in all material respects with the terms of all leases to which it is a party and under which it is in occupancy, and all such leases are in full force and effect. Each of the Company and each Company Subsidiary enjoys peaceful and undisturbed possession under all such material leases.

                  SECTION 4.15. Intellectual Property. (a) The Company and the Company Subsidiaries own, or are validly licensed or otherwise have the enforceable right to use, all Intellectual Property Rights which are currently used in the conduct of the business of the Company and the Company Subsidiaries.
Section 4.15 of the Company Disclosure Letter sets forth a description of all the Material Intellectual Property Rights. Either the Company or one of the Company Subsidiaries is the sole and exclusive owner of, or the exclusive or non-exclusive licensee of, with all right, title and interest in and to (and are free and clear of any Liens), all Material Intellectual Property Rights, and in the use of Material Intellectual Property Rights owned by the Company or any of the Company Subsidiaries. The Company has sole and exclusive rights (and is not contractually obligated to pay any compensation to any third party in respect thereof) to the use of all the Material Intellectual Property Rights or the material covered thereby in connection with the services or products in respect of which the Material Intellectual Property Rights are being used.

                  (b) No claims with respect to any Intellectual Property Rights owned or used by the Company and the Company Subsidiaries have been asserted or, to the knowledge of the Company, are threatened in writing by any person (i) to the effect that the manufacture, sale, licensing or use of any of the products or services of the Company or any of the Company Subsidiaries as now manufactured, sold or licensed or used or proposed for manufacture, use, sale or licensing by the Company or any of the Company Subsidiaries infringes on any Intellectual Property Rights of another person, (ii) against the use by the Company or any of the Company Subsidiaries of any Intellectual Property Rights of another person, or (iii) challenging the ownership by the Company or any of the Company Subsidiaries or the validity of any of Intellectual Property Rights owned or used by the Company and the Company Subsidiaries, except claims which have not had and could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. All registered trademarks service marks, and copyrights held by the Company are valid and subsisting, except to the extent any failure has not had and could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. To the knowledge of the Company, there is no unauthorized use, infringement or misappropriation of any of the Intellectual Property Rights owned or used by the Company and the Company Subsidiaries by any third party, including any employee or former employee of the Company or any of the Company Subsidiaries, which has had or could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. No Intellectual Property Rights owned or used by the Company and the Company Subsidiaries or product of the Company or any of the Company Subsidiaries is subject to any outstanding Judgment restricting in any manner the licensing thereof by the Company or any of the Company Subsidiaries, except to the extent any such restriction has not had and could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Neither the Company nor any of the Company Subsidiaries has entered into any agreement under which the Company or any of the Company Subsidiaries is restricted from selling, licensing or otherwise distributing any of its products to any class of customers, in any geographic area, during any period of time or in any segment of the market.

                  SECTION 4.16. Takeover Laws. The Companies' By-laws do not provide that Part 2 or Part 3 of Article 11 of the GBCC are applicable to the Company and such statutes are not applicable to the Company, the Offer, the Merger or any of the other transactions contemplated by the Transaction Agreements. The Company's Board of Directors has taken all action necessary to ensure that Part 2 or Part 3 of Article 11 of the GBCC, if such statutes were applicable to the Company, would not impose any additional procedural, voting, approval, fairness or other restrictions on the timely consummation of the Transactions or restrict, impair or delay the ability of Parent to vote or otherwise exercise all rights as a stockholder of the Company.

                  SECTION 4.17. Year 2000. All software, systems, hardware and related equipment, data, interfaces and processes used in connection with the Company's business (including in products or services supplied to the Company's customers and in administrative functions or other internal operations of the Company or the Company Subsidiaries) are Year 2000 Compliant.

                  SECTION 4.18. Affiliate Transactions. Except as disclosed and described in Section 4.18 of the Company Disclosure Letter and for employment arrangements filed as exhibits to or described in the Filed Company SEC Documents, there is no contract, commitment or other arrangement, whether written or oral, between the Company or any Company Subsidiary on the one hand and any 5% or greater stockholder, director or officer of the Company or any Company Subsidiary or any affiliate or family member of any such 5% or greater stockholder, director or officer (other than the Company or a Company Subsidiary) on the other hand and none of the Company or the Company Subsidiaries receives any products, goods, services (other than services provided as an employee, officer of director) or other rights from, or provides any such products, goods, services or other rights to, any such stockholder, director, officer, affiliate or family member.

                  SECTION 4.19. Environmental, Health, and Safety. (a) The Company, the Company Subsidiaries, and their respective predecessors and affiliates have complied with all Environmental, Health, and Safety Laws, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed, commenced or to the Company's knowledge, threatened against any of them alleging any failure so to comply. Without limiting the generality of the preceding sentence, the Company, the Company Subsidiaries and their respective predecessors and affiliates have obtained and been in compliance with all of the terms and conditions of all permits, licenses, and other authorizations which are required under, and have complied with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in, all Environmental, Health, and Safety Laws.

                  (b) None of the Company or any Company Subsidiary has any liability (and neither the Company, the Company Subsidiaries nor their respective predecessors and affiliates has handled or disposed of any Hazardous Substance, arranged for the disposal of any Hazardous Substance, exposed any employee or other individual to any Hazardous Substance or condition, or owned or operated any property or facility in any manner that, could form the basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against the Company or any Company Subsidiary giving rise to any liability) for damage to any site, location, or body of water (surface or subsurface), for any illness of or personal injury to any employee or other individual, or for any reason under any Environmental, Health, and Safety Law.

                  (c) All properties and equipment used in the business of the Company, the Company Subsidiaries and their respective predecessors and affiliates are and have been free from any Hazardous Substance.

                  SECTION 4.20. Brokers; Fees and Expenses. (a) No broker, investment banker, financial advisor or other person, other than The Robinson-Humphrey Company, LLC, the fees and expenses of which will be paid by the Company, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Offer, the Merger and or any other Transaction based upon arrangements made by or on behalf of the Company. The amount of the fees of The Robinson-Humphrey Company, LLC payable in connection with the Transactions and the estimated amount of all other fees and expenses incurred and to be incurred by the Company in connection with the Offer, the Merger and the other Transactions (including the fees of the Company's legal counsel) are set forth and itemized in Section 4.20 of the Company Disclosure Letter. The Company has furnished to Parent a true and complete copy of all agreements between the Company and The Robinson-Humphrey Company, LLC relating to the Offer, the Merger and the other Transactions.

                  (b) No valid claim against the Company or the Surviving Corporation or, to the Company's knowledge, against Parent or Sub exists or will exist for payment of any "topping," "break-up," "bust-up" or "termination" fee or any similar compensation or payment arrangement as a result of the transactions contemplated hereby, including the Offer and the Merger.

                  SECTION 4.21. Opinion of Financial Advisor. The Company has received the opinion of The Robinson-Humphrey Company, LLC, the Company's financial advisor dated the date of this Agreement, that, as of such date, the consideration to be received in the Offer and the

Merger by the Company's stockholders is, in the opinion of such advisors, fair to the Company's stockholders from a financial point of view, a signed copy of which opinion has been delivered to Parent.


                                    ARTICLE V

                Representations and Warranties of Parent and Sub

                  Parent and Sub jointly and severally represent and warrant to the Company as follows:

                  SECTION 5.01. Organization, Standing and Power. (a) Each of Parent and Sub is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has full corporate power and authority to conduct its businesses as presently conducted, other than such franchises, licenses, permits, authorizations and approvals the lack of which, individually or in the aggregate, has not had and could not reasonably be expected to have a Parent Material Adverse Effect.

                  SECTION 5.02. Sub. Since the date of its incorporation, Sub has not carried on any business or conducted any operations other than the execution of the Transaction Agreements to which it is a party, the performance of its obligations hereunder and thereunder and matters ancillary thereto.

                  SECTION 5.03. Financing. Parent has sufficient funds to consummate all the transactions contemplated hereby and pay related fees and expenses.

                  SECTION 5.04. Ownership of Company Common Stock. Except for the transactions contemplated by the Stock Option and Tender Agreements and the Company Stock Option Agreement, as of the date of this Agreement, neither Parent nor Sub beneficially owns any Company Common Stock.

                  SECTION 5.05. Authority; Execution and Delivery; Enforceability. Each of Parent and Sub has all requisite corporate power and authority to execute each Transaction Agreement to which it is a party and to consummate the Transactions. The execution and delivery by each of Parent and Sub of each Transaction Agreement to which it is a party and the consummation by it of the Transactions have been duly authorized by all necessary corporate action on the part of Parent and Sub. Parent, as sole stockholder of Sub, has adopted this Agreement. Each of Parent and Sub has duly executed and delivered each Transaction Agreement to which it is a party, and each Transaction Agreement to which it is a party constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

                  SECTION 5.06. No Conflicts; Consents. The execution and delivery by each of Parent and Sub of each Transaction Agreement to which it is a party, do not, and the consummation of the Offer, the Merger and the other Transactions and compliance with the terms hereof and thereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under any provision of (i) the charter or organizational documents of Parent or Sub, (ii) any material Contract to which Parent or Sub is a party or by which any of their respective properties or assets is bound or
(iii) subject to the filings and other matters referred to in the following sentence, any Judgment or Applicable Law applicable to Parent or Sub or their respective properties or assets, other than, in the case of clauses (ii) and
(iii) above, any such items that, individually or in the aggregate, have not had and could not reasonably be expected to have a Parent Material Adverse Effect. No Consent of, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by or with respect to Parent or Sub in connection with the execution, delivery and performance of any Transaction Agreement to which Parent or Sub is a party or the consummation of the Transactions, other than (i) compliance with and filings under the HSR Act, (ii) the filing with the SEC of (A) the Offer Documents and (B) such reports under Sections 13 and 16 of the Exchange Act, as may be required in connection with this Agreement and the other Transaction Agreements, the Offer, the Merger and the other Transactions, (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Georgia, (iv) such filings as may be required in connection with the taxes described in Section 7.08, (v) compliance with and filings under the Auto Warranty Laws of the States set forth in Section 5.06 of the Parent Disclosure Letter, (vi) Consents, registrations, declarations or filings required to be made solely by reason of the Company's participation in the Transactions and (vii) such other items as are set forth in Section 5.06 of the Parent Disclosure Letter.

                  SECTION 5.07. Information Supplied. None of the information supplied or to be supplied in writing by Parent or Sub for inclusion or incorporation by reference in (i) Offer Documents, the Schedule 14D-9 or the Information Statement will, at the time such document is filed with the SEC, at any time it is amended or supplemented or at the time it is first published, sent or given to the Company's stockholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Proxy Statement will, at the date it is first mailed to the Company's stockholders or at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Offer Documents will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation is made by Parent or Sub with respect to statements made or incorporated by reference therein based on information supplied by the Company for inclusion or incorporation by reference therein.

                  SECTION 5.08. Brokers. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Offer, the Merger and the other Transactions based upon arrangements made by or on behalf of Parent or Sub.

                                   ARTICLE VI

                    Covenants Relating to Conduct of Business

                  SECTION 6.01.  Conduct of Business.

                  (a) Conduct of Business by the Company. Except for matters expressly permitted by the Transaction Agreements, from the date of this Agreement to the Effective Time the Company shall, and shall cause each Company Subsidiary to, conduct its business in the usual, regular and ordinary course in substantially the same manner as previously conducted and use its commercially reasonable efforts to preserve intact its current business organization, keep available the services of its officers and employees and maintain its relationships with customers, suppliers, licensors, licensees, distributors and agents and others having business dealings with them. In addition, and without limiting the generality of the foregoing, except for matters expressly permitted by this Agreement, from the date of this Agreement to the Effective Time, the Company shall not, and shall not permit any Company Subsidiary to, do any of the following without the prior written consent of Parent:

                  (i) (A) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, other than dividends and distributions by a direct or indirect wholly owned subsidiary of the Company to its parent, (B) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (C) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any Company Subsidiary or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities or (D) adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or reorganization of the Company or any of the Company Subsidiaries;

                  (ii)  authorize for issuance, issue, deliver, sell or grant
         (A) any shares of its capital stock, (B) any Voting Company Debt or other voting securities, (C) any securities convertible into or exchangeable for, or any options, warrants or rights to acquire, any such shares, voting securities or convertible or exchangeable securities or (D) any "phantom" stock, "phantom" stock rights, stock appreciation rights or stock-based performance units, other than (1) the issuance of Company Common Stock upon the exercise of Company Employee Stock Options, Potential Stock Options or Third Party Stock Options outstanding on the date of this Agreement and in accordance with their present terms, and (2) the issuance of Company Common Stock pursuant to the Company Stock Option Agreement;

                  (iii) amend its articles of incorporation, by-laws or other comparable charter or organizational documents;

                  (iv) except as disclosed in Section 6.01(a)(iv) of the Company Disclosure Letter, acquire or agree to acquire (A) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof or (B) any assets outside the ordinary course of business consistent with past practice;

                  (v) except as disclosed in Section 6.01(a)(v) of the Company Disclosure Letter, (A) grant to any present or former employee, officer or director of the Company or any Company Subsidiary any increase in compensation or fringe benefits, except for increases in salary for non-officer employees in the ordinary course of business consistent with past practice, (B) grant to any present or former employee, officer or director of the Company or any Company Subsidiary any increase in severance or termination pay, (C) other than entering into employment agreements with employees of the Company approved in advance by Parent, enter into or amend any employment, consulting, indemnification, severance or termination agreement with any such present or former employee, officer or director, (D) establish, adopt, enter into or amend in any material respect any collective bargaining agreement or Company Plan, (E) take any action to accelerate any rights or benefits, or make any material determinations not in the ordinary course of business consistent with prior practice, under any collective bargaining agreement or Company Plan, (F) loan or advance money or other property in excess of $250,000 in the aggregate, to any present or former employee, officer or director of the Company or any Company Subsidiary or (G) grant any new, or amend any existing, Third Party Stock Option, Potential Stock Option or any agreement under which any Third Party Stock Options or Potential Stock Option are issued;

                  (vi) make any change in accounting methods, principles or practices materially affecting the reported consolidated assets, liabilities or results of operations of the Company, except insofar as may have been required by a change in GAAP;

                  (vii) sell, lease, license or otherwise dispose of or permit to become subject to any Lien, other than a Permitted Lien, any properties or assets, tangible or intangible, except sales of inventory and excess or obsolete assets in the ordinary course of business consistent with past practice;

                  (viii) except as disclosed in Section 6.01(a)(viii) of the Company Disclosure Letter, (A) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any Company Subsidiary, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for short-term borrowings incurred in the ordinary course of business consistent with past practice, or (B) make any loans, advances or capital contributions to, or investments in, any other person, other than to or in the Company or any direct or indirect wholly owned subsidiary of the Company;

                  (ix) make or agree to make any new capital expenditure or expenditures that, individually, is in excess of $100,000 or, in the aggregate, are in excess of $250,000, other than capital expenditures in connection with the development and construction of the property located at 6010 Atlantic Boulevard, Norcross, Georgia, and the related furnishing and equipment for the building and Company operations thereat not to exceed $5,500,000 in the aggregate.

                  (x) make any material Tax election or settle or compromise any material Tax liability or refund;

                  (xi) (A) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in the most recent consolidated financial statements of the Company included in the Filed SEC Documents or incurred in the ordinary course of business consistent with past practice, (B) cancel any material indebtedness (individually or in the aggregate) or waive any claims or rights of substantial value or (C) waive the benefits of, or agree to modify in any manner, any confidentiality, standstill or similar agreement to which the Company or any Company Subsidiary is a party;

                  (xii) amend any Material Contract or Contract providing for payments or otherwise involving amounts in excess of $100,000 or, except in the ordinary course of business consistent with past practice, enter into any Material Contract; and

                  (xiii) authorize any of, or commit or agree to take any of, the foregoing actions.

                  (b) Other Actions. The Company shall not, and shall not permit any Company Subsidiary to, take any action that would, or that could reasonably be expected to, result in (i) any of the representations and warranties of the Company set forth in any Transaction Agreement to which it is a party becoming untrue or (ii) any condition to the Offer set forth in Exhibit A or any condition to the Merger set forth in Article VIII not being satisfied.

                  (c) Advice of Changes. (i) The Company shall promptly advise Parent orally and in writing of any change or event having, or which, insofar as can reasonably be foreseen, would have, a Company Material Adverse Effect.

                  (ii) After the date hereof, the Company shall have the continuing obligation promptly to supplement or amend the Company Disclosure Letter with respect to any matter hereafter arising or discovered which would be required to be set forth or described in the Company Disclosure Letter or would have been required to be taken as an exception to any representation or warranty of the Company in order for the representations and warranties of the Company to be true and correct at and as of the times such representations and warranties are required to be true and correct in accordance with this Agreement; provided, however, that if (x) Parent consents in writing to any such supplement or amendment or fails to respond in writing to the Company by 11:59 p.m. on the fifth full business day following the date of receipt by Parent of such supplement or amendment, such supplement or amendment shall be deemed a part of the Company Disclosure Letter or an exception to the specified representation or warranty, as the case may be, at all future times that the representations and warranties of the Company are required to be true and correct and (y) Parent responds in writing but does not consent to any such supplement or amendment, the matter so disclosed shall be deemed a failure of the condition set forth in Section 8.02(a) hereof and paragraph (e) of Exhibit A hereto delivered pursuant to this Section 6.01(c)(ii).

                  SECTION 6.02. No Solicitation. (a) Except as specifically permitted in this Section 6.02, (i) the Company and the Company Subsidiaries shall not, and the Company and the Company Subsidiaries shall use commercially reasonable efforts to cause each of its officers, directors, employees, representatives and agents not to, directly or indirectly, (x) encourage, solicit, initiate, engage or participate in negotiations, or enter into any agreement with any person or entity (other than the Parent or Sub) concerning any Company Takeover Proposal or (y) take any other action intended or designed to facilitate the efforts of any person or entity (other than Parent or Sub) relating to a possible Company Takeover Proposal and (ii) neither the Company Board nor any committee thereof shall withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent or Sub, the approval or recommendation by the Company Board or any such committee of this Agreement, the Offer or the Merger. Without limiting the foregoing, it is agreed that any violation of the restrictions set forth in the preceding sentence by any officer of the Company or any Company Subsidiary or any affiliate, director or investment banker, attorney or other advisor or representative of the Company or any Company Subsidiary, whether or not such person is purporting to act on behalf of the Company or any Company Subsidiary or otherwise, shall be deemed to be a breach of this Section 6.02(a) by the Company. The Company will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Company Takeover Proposal.

                  (b) Notwithstanding anything herein to the contrary, in the event that the Company receives a Company Takeover Proposal that did not result from a breach of Section 6.02(a), the Company and Company Subsidiaries, at their discretion, shall be permitted to (i) furnish to and communicate with the party making such Company Takeover Proposal any information (subject to a customary confidentiality agreement), and otherwise negotiate with such party or (ii) withdraw or modify its approval or recommendation of this Agreement, the Offer or the Merger, in each case only if (x) two (2) business days prior written notice shall have been given to Parent and (y)(A) the Company Board shall have been advised in writing by its investment banker that it believes the party is financially capable of consummating such Company Takeover Proposal, which proposal does not have any financing contingency, (B) the Company Board shall have been reasonably advised in writing, by outside counsel to the Company, that any failure to provide such information to the party or withdraw or modify such approval or recommendation, respectively, would be reasonably likely to constitute a breach of the fiduciary duties of the Company Board to the stockholders of the Company and (C) the Company Board, after weighing such advice, determines in good faith that failing to furnish such information or withdraw or modify such approval or recommendation, respectively, would constitute a breach of its fiduciary duties to stockholders of the Company. Notwithstanding anything herein to the contrary, nothing shall prohibit the Company Board from complying with its obligations under Rules 14d-9 or 14e- 2 of the Exchange Act.

                  (c) The Company promptly shall advise Parent orally and in writing of any Company Takeover Proposal or any inquiry with respect to or that could lead to any Company Takeover Proposal and the identity of the person making any such Company Takeover Proposal or inquiry. The Company shall keep Parent fully informed of significant developments including any change to the terms of any such Company Takeover Proposal or inquiry.

                  (d) Neither the Company nor any Company Subsidiary will waive any provision of any confidentiality or standstill agreement to which it is a party without the prior written consent of Parent.


                                   ARTICLE VII

                              Additional Agreements

                  SECTION 7.01. Preparation of Proxy Statement; Stockholders Meeting. (a) If the approval of this Agreement (including as this Agreement may be proposed by Parent to be amended pursuant to Section 2.04) by the Company's stockholders is required by law, the Company shall, as soon as practicable following the expiration of the Offer, prepare and file with the SEC the Proxy Statement in preliminary form, and each of the Company and Parent shall use its commercially reasonable efforts to respond as promptly as practicable to any comments of the SEC with respect thereto. The Company shall notify Parent promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and shall supply Parent with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement. If at any time prior to receipt of Company Stockholder Approval there shall occur any event that should be set forth in an amendment or supplement to the Proxy Statement, the Company shall promptly prepare and mail to its stockholders such an amendment or supplement. The Company shall not mail any Proxy Statement, or any amendment or supplement thereto, to which Parent reasonably objects. The Company shall use commercially reasonable efforts to cause the Proxy Statement to be mailed to the Company's stockholders as promptly as practicable after filing with the SEC.

                  (b) If the approval of this Agreement (including as this Agreement may be proposed by Parent to be amended pursuant to Section 2.04) by the Company's stockholders is required by law, the Company shall, as soon as practicable following the expiration of the Offer, duly call, give notice of, convene and hold the Company Stockholders Meeting for the purpose of seeking Company Stockholder Approval. The Company shall, through the Company Board, recommend to its stockholders that they give Company Stockholder Approval, except to the extent that the Company Board shall have withdrawn or modified its approval or recommendation of this Agreement, the Offer or the Merger as permitted by Section 6.02(b). Without limiting the generality of the foregoing, the Company agrees that its obligations pursuant to the first sentence of this
Section 7.01(b) shall not be affected by (i) the commencement, public proposal, public disclosure or communication to the Company of any Company Takeover Proposal or (ii) the withdrawal or modification by the Company Board of its approval or recommendation of this Agreement, the Offer or the Merger. Notwithstanding the foregoing, if Sub or any other subsidiary of Parent shall acquire at least 90% of the outstanding shares of Company Common Stock, the parties shall, at the request of Parent, take all necessary and appropriate action to cause the Merger to become effective as soon as practicable after the expiration of the Offer without a stockholders meeting in accordance with
Section 1104 of the GBCC.

                  (c) Parent shall cause all shares of Common Stock purchased pursuant to the Offer and all other shares of Common Stock owned by Sub or any other subsidiary of Parent to be voted in favor of the approval of this Agreement.

                  SECTION 7.02. Access to Information; Confidentiality. The Company shall, and shall cause each of its subsidiaries to, afford to Parent, and to Parent's officers, employees, accountants, counsel, financial advisers and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to all their respective properties, books, Contracts, commitments, personnel and records and, during such period, the Company shall, and shall cause each of its subsidiaries to, furnish promptly to Parent (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of Federal or state securities laws and (b) all other information concerning its business, properties and personnel as Parent may reasonably request. Without limiting the generality of the foregoing, the Company shall, within two business days of request therefor, provide to Parent the information described in Rule 14a-7(a)(2)(ii) under the Exchange Act and any information to which a holder of Company Common Stock would be entitled under Section 1602 of the GBCC (assuming such holder met the requirements of such section). All information exchanged pursuant to this Section 7.02 shall be subject to the Confidentiality Agreement.

                  SECTION 7.03. Commercially Reasonable Efforts; Notification.
(a) Upon the terms and subject to the conditions set forth in this Agreement, unless, to the extent permitted by Section 6.02(b), the Board of Directors of the Company approves or recommends a Company Takeover Proposal, each of the parties shall use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Offer, the Merger and the other Transactions, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, including under the HSR Act and the Auto Warranty Laws identified in Section
4.05 or the Company Disclosure Letter and Section 5.06 of the Parent Disclosure Letter, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or any other Transaction Agreement or the consummation of the Transactions, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (iv) the execution and delivery of any additional instruments necessary to consummate the Transactions and to fully carry out the purposes of the Transaction Agreements. In connection with and without limiting the foregoing, the Company and the Company Board shall (i) take all commercially reasonable action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to any Transaction or this Agreement or any other Transaction Agreement, and (ii) if any state takeover statute or similar statute or regulation becomes applicable to this Agreement or any other Transaction Agreement, take all commercially reasonable action necessary to ensure that the Offer, the Merger and the other Transactions may be consummated as promptly as practicable on the terms contemplated by the Transaction Agreements and otherwise to minimize the effect of such statute or regulation on the Offer, the Merger and the other Transactions. Nothing in this Agreement shall be deemed to require any party to waive any substantial rights or agree to any substantial limitation on the nature, scope or geographic area of its operations or business or to dispose of or hold separate (through the establishment of a trust or otherwise) any significant asset or collection of assets.

                  (b) The Company shall give prompt notice to Parent, and Parent or Sub shall give prompt notice to the Company, of, and such party shall use commercially reasonable efforts to prevent, or promptly remedy (i) any representation or warranty made by it contained in any Transaction Agreement that is qualified as to becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect or (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under any Transaction Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under any other Transaction Agreement.

                  SECTION 7.04. Stock Options. (a) As soon as practicable following the date of this Agreement, the Company Board (or, if appropriate, any committee administering the Company Stock Plans) shall adopt such resolutions or take such other actions as are required to adjust the terms of all outstanding Company Employee Stock Options and Potential Stock Options heretofore granted under any Company Stock Plan or otherwise, to provide that each Company Employee Stock Option and each Potential Stock Option outstanding immediately prior to the Effective Time shall be canceled on the date following the Effective Time in exchange for a cash payment by the Company to be made on such date of an amount equal to (i) the excess, if any, of (x) the price per share of Company Common Stock to be paid pursuant to the Offer over (y) the exercise price per share of Company Common Stock subject to such Company Employee Stock Option or Potential Stock Option, multiplied by (ii) the number of shares of Company Common Stock for which such Company Employee Stock Option or Potential Stock Option shall not theretofore have been exercised.

                  (b) Except with respect to the Third Party Stock Options set forth on Section 7.04(b) of the Company Disclosure Letter, which shall be treated as described in such Section, as soon as practicable following the date of this Agreement, the Company shall offer to each holder of a Third Party Stock Option the right to have each Third Party Stock Option outstanding immediately prior to the acceptance for payment of shares of Company Common Stock pursuant to the Offer canceled in exchange for a cash payment by the Company in an amount equal to (i) the excess, if any, of (x) the price per share of Company Common Stock to be paid pursuant to the Offer over (y) the exercise price per share of Company Common Stock subject to such Third Party Stock Option, multiplied by
(ii) the number of shares of Company Common Stock for which such Third Party Stock Option shall not theretofore have been exercised.

                  (c) All amounts payable pursuant to this Section 7.04 shall be subject to any required withholding of taxes and shall be paid without interest. The Company shall use commercially reasonable efforts to obtain all consents of the holders of the Company Employee Stock Options and Potential Stock Options as shall be necessary to effectuate the foregoing. Notwithstanding anything to the contrary contained in this Agreement, payment shall, at Parent's request, be withheld in respect of any Company Employee Stock Option, Potential Stock Option or Third Party Stock Option until all necessary consents are obtained.

                  (d) The Company Stock Plans shall terminate as of the Effective Time, and the provisions in any other Benefit Plan providing for the issuance, transfer or grant of any capital stock of the Company or any interest in respect of any capital stock of the Company shall be deleted as of the Effective Time, and the Company shall ensure that following the Effective Time no holder of a Company Employee Stock Option, Potential Stock Option or Third Party Stock Option or any participant in any Stock Plan or other Benefit Plan shall have any right thereunder to acquire any capital stock of the Company or the Surviving Corporation.

                  SECTION 7.05. Indemnification; D&O Insurance. (a) Parent and Sub agree that all rights to indemnification for acts or omissions occurring prior to the Effective Time now existing in favor of the current or former directors, officers or employees of the Company and the Company Subsidiaries as provided in their respective certificates of incorporation or by-laws shall survive the Merger and shall continue in full force and effect in accordance with their terms for a period of not less than six years from the Effective Time.

                  (b) Parent shall cause to be maintained for a period of three years from the Effective Time the Company's current D&O Insurance policy to the extent that it provides coverage for events occurring prior to the Effective Time for all persons who are directors and officers of the Company on the date of this Agreement, so long as the annual premium therefor would not be in excess of 125% of the last annual premium paid prior to the date of this Agreement (such amount, the "Maximum Premium"). Upon request by Parent, the Company shall use commercially reasonable efforts to extend coverage under the Company's D&O Insurance by obtaining a three-year "tail" policy (provided that the lump sum payment to purchase such coverage does not exceed three times the Maximum Premium) and such "tail" policy shall satisfy Parent's obligations under this
Section 7.05(b). Parent's obligations under this Section 7.05(b) shall also be satisfied if Parent's D&O Insurance provides (or is amended to provide) substantially similar coverage for events occurring prior to the Effective Time for persons who are directors and officers of the Company on the date of this Agreement. If the Company's existing D&O Insurance expires, is terminated or canceled during such three-year period or a "tail" policy cannot be purchased on the terms set forth above and Parent cannot or determines not to satisfy its obligations under this Section 7.05(b) pursuant to the preceding sentence, Parent shall use commercially reasonable efforts to cause to be obtained as much D&O Insurance as can be obtained for the remainder of such period for an annualized premium not in excess of the Maximum Premium, on terms and conditions no less advantageous than the existing D&O Insurance. The Company represents to Parent that the last annual premium paid prior to the date of this Agreement is not greater than $30,000.

                  (c) In the event the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Surviving Corporation assume the obligations set forth in this
Section 7.05.

                  (d) The provisions of this Section 7.05 are intended to be for the benefit of, and shall be enforceable by, each identified party and his or her heirs and representatives.

                  SECTION 7.06. Public Announcements. Parent and Sub, on the one hand, and the Company, on the other hand, shall consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the Offer, the Merger and the other Transactions and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange.

                  SECTION 7.07. Transfer Taxes. Either Sub or the Surviving Corporation shall pay all Transfer Taxes, if any, and any penalties or interest with respect to the Transfer Taxes, payable in connection with the consummation of the Offer or the Merger, and all Stock Transfer Taxes, if any, and any penalties or interest with respect to any such Stock Transfer Taxes. The Company acknowledges that the amount of the Transfer Taxes payable with respect to any shares of Company Common Stock may be withheld by Sub from the amount to be paid pursuant to the Offer and the Merger with respect to such shares, unless the date on which the beneficial owner of such shares acquired beneficial ownership thereof is certified to Sub.

                  SECTION 7.08. Transaction Litigation. The Company shall give Parent the opportunity to participate fully in the conduct of the defense or the settlement of any litigation against the Company and its directors relating to any Transaction; provided, however, that no such settlement shall be agreed to without Parent's prior written consent, which shall not be unreasonably withheld.


                                  ARTICLE VIII

                              Conditions Precedent

                  SECTION 8.01. Conditions to Each Party's Obligation To Effect The Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

                  (a) Stockholder Approval. If required by law, the Company shall have obtained Company Stockholder Approval.

                  (b) Antitrust. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired and any consents, approvals and filings under any foreign antitrust law, the absence of which would prohibit the consummation of Merger, shall have been obtained or made.

                  (c) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect; provided, however, that each of the parties shall have used commercially reasonable efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any such injunction or other order that may be entered.

                  SECTION 8.02. Conditions to Obligations of Parent and Sub. The obligations of Parent and Sub to effect the Merger are further subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

                  (a) Representations and Warranties. The representations and warranties of the Company in this Agreement that are qualified as to materiality shall be true and correct and those not so qualified shall be true and correct in all material respects, as of the date of this Agreement and as of the Closing Date as though made on the Closing Date, except (i) to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such earlier date) and (ii) to the extent Parent has consented in writing (or is deemed pursuant to Section 6.01(c)(ii) to have consented) to any supplement or amendment to the Company Disclosure Letter delivered to Parent pursuant to
Section 6.01(c)(ii). Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief operating officer of the Company to such effect.

                  (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under any Transaction Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief operating officer of the Company to such effect.

                  (c) No Litigation. There shall not be pending or threatened in writing any suit, action or proceeding, in each case that has a reasonable likelihood of success, (i) challenging the acquisition by Parent or Sub of any Company Common Stock, seeking to restrain or prohibit the consummation of the Merger or any of the other Transactions or seeking to obtain from the Company, Parent or Sub any damages that are material in relation to the Company and its subsidiaries taken as a whole, (ii) seeking to prohibit or limit the ownership or operation by the Company, Parent or any of their respective subsidiaries of any material portion of the business or assets of the Company, Parent or any of their respective subsidiaries of any material portion of the business or assets of the Company, Parent or any of their respective subsidiaries, or to compel the Company, Parent or any of their respective subsidiaries to dispose of or hold separate any material portion of the business or assets of the Company, Parent or any of their respective subsidiaries, as a result of the Merger or any other Transaction, (iii) seeking to impose limitations on the ability of Parent to acquire or hold, or exercise full rights of ownership of, any shares of Company Common Stock, including the right to vote the Company Common Stock purchased by it on all matters properly presented to the stockholders of the Company, or (iv) seeking to prohibit Parent or any of its subsidiaries from effectively controlling in any material respect the business or operations of the Company and the Company Subsidiaries; provided that Parent and Sub shall be required reasonably to contest or cooperate with the Company in contesting, as applicable, the suit, action or proceeding.

                  (d) Absence of Company Material Adverse Effect. Except as disclosed in the Filed Company SEC Documents or in the Company Disclosure Letter, since the date of the most recent audited financial statements included in the Filed Company SEC Documents there shall not have been any event or development that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect.

                  (e) Auto Warranty Laws. All consents, approvals and filings under the Auto Warranty Laws of any state that are required to be made or obtained prior to the Effective Time shall have been made or obtained.

                  (f) Acceptance of Shares. Sub shall have accepted shares of Company Common Stock for payment pursuant to the Offer.

                  (g) Other Agreements. Each of the Principal Stockholders Employment Agreements, the Stock Option and Tender Agreements and the Company Stock Option Agreement shall be in full force and effect and each of the Company and the Principal Company Stockholders shall have performed in all material respects all obligations to be performed by any of them under any such agreement.

                  SECTION 8.03. Conditions to Obligations of the Company. The obligations of Company to effect the Merger are further subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

                  (a) Representations and Warranties. The representations and warranties of Parent and Sub in this Agreement that are qualified as to materiality shall be true and correct and those not so qualified shall be true and correct in all material respects, as of the date of this Agreement and as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such earlier date). Company shall have received a certificate signed on behalf of the Parent and Sub by an officer of each of Parent and Sub to such effect.

                  (b) Performance of Obligations of Parent and Sub. Parent and Sub shall have performed in all material respects all obligations required to be performed by each of them under any Transaction Agreement to which the Company is a party at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent and Sub by an officer of each of Parent and Sub to such effect.

                  (c) No Litigation. There shall not be pending or threatened in writing any suit, action or proceeding, in each case that has a likelihood of success, challenging the acquisition by Parent or Sub of any Company Common Stock or seeking to restrain or prohibit the consummation of the Merger that would reasonably be expected to cause any of the transactions contemplated by this Agreement to be rescinded following the Effective Date; provided that the Company shall be required reasonably to contest or cooperate with Parent in contesting, as applicable, the suit, action or proceeding.

                                   ARTICLE IX

                        Termination, Amendment and Waiver

                  SECTION 9.01. Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after Company Stockholder Approval:

                  (a) by mutual written consent of Parent, Sub and the Company;

                  (b) by either Parent or the Company:

                           (i) if the Merger is not consummated on or before November 30, 1999 (the "Outside Date"), unless the failure to consummate the Merger is the result of a breach of this Agreement by the party seeking to terminate this Agreement; provided, however, that (A) the passage of such period shall be tolled for any part thereof during which any party shall be subject to a nonfinal order, decree, ruling or action restraining, enjoining or otherwise prohibiting the consummation of the Merger and (B) this Agreement may not be terminated pursuant to this clause (i) if Sub has accepted shares of Company Common Stock for payment pursuant to the Offer;

                           (ii) if any Governmental Entity issues an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable;

                           (iii) (A) Sub shall have failed to commence the Offer
                  within 30 days following the date of this Agreement or (B) the Offer shall have terminated or expired in accordance with its terms without Sub having purchased any shares of Company Common Stock pursuant to the Offer; provided, however, that the right to terminate this Agreement pursuant to this clause
                  (iii) shall not be available to any party whose failure to fulfill any of its obligations under this Agreement or the failure of whose representations and warranties to be true results in the failure of any such condition, unless such failure to fulfill such party's obligations follows a failure by another party to fulfill its obligations in a manner giving rise to a right by the first party to terminate this Agreement under this clause (iii) or subparagraph (c) or (f) below;

                           (iv) if, upon a vote at a duly held stockholders meeting to obtain Company Stockholder Approval, Company Stockholder Approval is not obtained;

                  (c) by Parent, if the Company breaches or fails to perform in any material respect any of its representations, warranties, covenants or agreements contained in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Exhibit A, Section 8.02(a) or 8.02(b), and (ii) cannot be or has not been cured within 30 days after the giving of written notice to the Company of such breach (provided that Parent or Sub are not then in material breach of any representation, warranty or covenant contained in this Agreement); provided, however, that this Agreement may not be terminated pursuant to this clause (c) if Sub has accepted shares of Company Common Stock for payment pursuant to the Offer;

                  (d)  by Parent:

                  (i) if the Company Board or any committee thereof withdraws or modifies in a manner adverse to Parent its approval or recommendation of the Offer, the Merger or this Agreement or fails to recommend to the Company's stockholders that they accept the

         Offer or give Company Stockholder Approval, or the Company Board or any committee thereof resolves to take any of the foregoing actions; or

                  (ii) if the Company Board fails to reaffirm publicly and unconditionally its recommendation to the Company's stockholders that they accept the Offer and give Company Stockholder Approval within 10 business days of Parent's written request to do so (which request may be made at any time following public disclosure of a Company Takeover Proposal), which public reaffirmation must also include the unconditional rejection of such Company Takeover Proposal;

                  (e) by the Company prior to the acceptance of shares of Company Common Stock for payment pursuant to the Offer in accordance with
Section 9.05(b); provided, however, that the Company shall have complied with all provisions thereof, including the notice provisions therein and shall have paid the Termination Fee to Parent;

                  (f) by the Company, if Parent or Sub breaches or fails to perform in any material respect any of its representations, warranties, covenants or agreements contained in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 8.03(a) or 8.03(b), and (ii) cannot be cured or has not been cured within 30 days after the giving of written notice to Parent of such breach (provided that Company is not then in material breach of any representation, warranty or covenant contained in this Agreement); provided, however, that this Agreement may not be terminated pursuant to this clause (f) if Sub has accepted shares of Company Common Stock pursuant to the Offer; or

                  (g) if the Company breaches or fails to perform in any material respect any of its covenants or agreements contained in the Company Stock Option Agreement.

                  SECTION 9.02. Effect of Termination; Fees and Expenses. (a) In the event of termination of this Agreement by either the Company or Parent as provided in Section 9.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Sub or the Company, other than Section 4.20, Section 5.08, the last sentence of Section 7.02, this Section 9.02 and Article X and except to the extent that such termination results from the breach by a party of any representation, warranty or covenant set forth in this Agreement.

                  (b) The Company shall pay to Parent a fee in an amount equal to $6,300,000 (the "Termination Fee") if:

                  (i) Parent terminates this Agreement pursuant to Section 9.01(d) or the Company terminates this Agreement pursuant to Section 9.01(e); or

                  (ii) (x) after the date of this Agreement, any person or group (as defined under Section 13(d)(3) of the Exchange Act) shall have become the beneficial owner of more than 35% of the outstanding shares of Company Common Stock or any person shall have made, or proposed, communicated or disclosed in a manner which is or otherwise becomes public prior to or during the pendency of the Offer (including being known by stockholders of the Company) an intention to make a Company Takeover Proposal;

                  (y) this Agreement is terminated (other than termination pursuant to Section 9.01(a)); and

                  (z) within eighteen months of such termination the Company enters into a letter of intent or agreement in principle for a Company Takeover Proposal or a definitive agreement to consummate a Company Takeover Proposal, or the transactions contemplated by a Company Takeover Proposal are consummated.

                  Any fee due under this Section 9.02 shall be paid by wire transfer of same-day funds on the date of termination of this Agreement (except that in the case of a payment pursuant to clause (ii) above such payment shall be made on the date of execution of such letter of intent, agreement in principle or definitive agreement or, if earlier, consummation of such transaction).

                  (c) Except as provided below, all fees and expenses incurred in connection with the Merger and the other Transactions shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated; provided that Parent shall pay the filing fees in connection with the HSR Act and the filing fees in connection with the Offer Documents. Parent acknowledges and agrees that the Company has disclosed that it is obligated and will become further obligated for reasonable fees and expenses (including reasonable fees and expenses of Graubard Mollen & Miller, its counsel, PricewaterhouseCoopers, its independent accountants, and The Robinson-Humphrey Company, LLC, its financial advisor) incurred by it in connection with the Merger and the transactions contemplated hereby. It is understood and agreed that certain of such fees and expenses may be paid by the Company prior to the execution of this Agreement, and Parent and Sub agree to refrain from taking any action designed to prevent or delay the payment of such reasonable fees and expenses by the Company. Further, Parent agrees to take, and cause Sub to take, all action necessary to cause the Surviving Corporation to pay promptly, following the provision to Parent of adequate written support for such fees and expenses, any of the foregoing reasonable fees and expenses incurred, but not paid, by the Company prior to the Effective Time.

                  (d) In addition to the other provisions of this Section 9.02, in the event a Termination Fee is or becomes payable pursuant to Section 9.02(b), the Company agrees promptly, but in no event later than two business days following written notice thereof, to reimburse Parent and Sub for all out-of-pocket costs, fees and expenses, including, without limitation, the reasonable fees and disbursements of counsel and the expenses of litigation, incurred in connection with collecting such amounts. The right to receive the Termination Fee pursuant to Section 9.02(b) and other amounts pursuant to this
Section 9.02 shall not be the exclusive remedy for any breach by the Company of any of the representations, warranties, covenants or other provisions of this Agreement and shall be in addition to any other remedies available at law or in equity to Parent or Sub.

                  SECTION 9.03. Amendment. This Agreement may be amended by the parties at any time before or after receipt of Company Stockholder Approval; provided, however, that after receipt of Company Stockholder Approval, there shall be made no amendment that by law requires further approval by such stockholders without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

                  SECTION 9.04. Extension; Waiver. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 9.03, waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

                  SECTION 9.05. Procedure for Termination, Amendment, Extension or Waiver. (a) A termination of this Agreement pursuant to Section 9.01, an amendment of this Agreement pursuant to Section 9.03 or an extension or waiver pursuant to Section 9.04 shall, in order to be effective, be in writing and require in the case of Parent, Sub or the Company, action by its Board of Directors or the duly authorized designee of its Board of Directors.

                  (b) The Company may terminate this Agreement pursuant to
Section 9.01(e) only if (i) the Company Board has received a bona fide proposal to consummate a Company Takeover Proposal, (ii) the Company Board shall have been advised in writing by its investment banker that it believes the party making such proposal is financially capable of consummating such Company Takeover Proposal, which proposal does not have any financing contingency, (iii) the Company Board shall have been reasonably advised in writing, by outside counsel to the Company, that any failure to withdraw or modify its approval or recommendation of this Agreement, the Offer or the Merger would be reasonably likely to constitute a breach of the fiduciary duties of the Company Board to the stockholders of the Company, (iv) the Company Board, after weighing such advice and the terms of such Company Takeover Proposal, shall have reasonably determined in good faith that failing to withdraw or modify its approval or recommendation of the Offer, the Merger and this Agreement would constitute a breach of its fiduciary duties to stockholders of the Company, (v) the Company has notified Parent in writing of the determinations described in clauses (ii),
(iii) and (iv) above, (vi) at least five business days following receipt by Parent of such notice, and taking into account any revised proposal made by Parent since receipt of such notice, such Company Takeover Proposal remains a bona fide Company Takeover Proposal and the Company Board has again received the advice referred to in clauses (ii) and (iii) above and made the determinations referred to in clause (iv) above, (vii) the Company is in compliance with
Section 6.02, and (viii) the Company has previously paid the fee due under Sections 9.01(e) and 9.02.

                                    ARTICLE X

                               General Provisions

                  SECTION 10.01. Nonsurvival of Representations and Warranties. Except as provided in the Stock Option and Tender Agreements, none of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 10.01 shall not limit any covenant or agreement contained in any Transaction Agreement which by its terms contemplates performance after the Effective Time.

                  SECTION 10.02. Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given upon receipt by the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a)  if to Parent or Sub, to

                           Ford Motor Company
                           The American Road
                           Dearborn, Michigan
                           Tel:  (313) 322-3000
                           Fax: (313) 594-1297

                           Attention:  John K. Dickerson, Esq.

                           with a copy to:

                           Simpson Thacher & Bartlett
                           425 Lexington Avenue
                           New York, NY 10017-3954
                           Tel: (212) 455-2000
                           Fax: (212) 455-2502

                           Attention:  David J. Sorkin, Esq.

                  (b)  if to the Company, to

                           Automobile Protection Corporation-APCO
                           15 Dunwoody Park Drive, Suite 100
                           Atlanta, Georgia  30338
                           Tel:  (770) 394-7070
                           Fax: (770) 673-0474

                           Attention:  Martin J. Blank

                           with a copy to:

                           Graubard Mollen & Miller
                           600 Third Avenue
                           New York, NY  10016-2097
                           Tel:  (212) 818-8800
                           Fax: (212) 818-8881

                           Attention:  Andrew D. Hudders, Esq.


                  SECTION 10.03. Interpretation; Disclosure Letters. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

                  SECTION 10.04. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

                  SECTION 10.05. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. Delivery of an executed counterpart of this Agreement by facsimile shall be effective to the fullest extent permitted by applicable law.

                  SECTION 10.06. Entire Agreement; No Third-Party Beneficiaries. The Transaction Agreements, the Company Disclosure Letter, the Parent Disclosure Letter and all exhibits and schedules hereto and the Confidentiality Agreement, taken together, (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the Transactions and (b) except for Section 7.05 and, from and after the Effective Time, Section 3.01(c)(i), Section 7.04(a) and Section 9.02(c) are not intended to confer upon any person other than the parties any rights or remedies.

                  SECTION 10.07. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof, except to the extent the laws of Georgia are mandatorily applicable to the Merger.

                  SECTION 10.08. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, except that Sub may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to Parent or to any direct or indirect wholly owned subsidiary of Parent, but no such assignment shall relieve Sub of any of its obligations under this Agreement. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

                  SECTION 10.09. Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of any Transaction Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of any Transaction

Agreement and to enforce specifically the terms and provisions of each Transaction Agreement in any New York state court or any Federal court located in the State of New York, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto
(a) consents to submit itself to the personal jurisdiction of any New York state court or any Federal court located in the State of New York in the event any dispute arises out of any Transaction Agreement or any Transaction, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it will not bring any action relating to any Transaction Agreement or any Transaction in any court other than any New York state court or any Federal court sitting in the State of New York and (d) waives any right to trial by jury with respect to any action related to or arising out of any Transaction Agreement or any Transaction.

                  IN WITNESS WHEREOF, Parent, Sub and the Company have duly executed this Agreement, all as of the date first written above.


                                   FORD MOTOR COMPANY,


                                    by
                                          /s/ Lance A. Miller
                                    -----------------------------------------
                                    Name:   Lance A. Miller
                                    Title:  Business Manager, Ford Customer
                                            Service Division


                                   AM1 ACQUISITION COMPANY,


                                    by
                                          /s/ Lance A. Miller
                                    -----------------------------------------
                                    Name:   Lance A. Miller
                                    Title:  Chairman of the Board and President


                                   AUTOMOBILE PROTECTION CORPORATION-
                                     APCO,


                                    by
                                          /s/ Martin J. Blank
                                    -----------------------------------------
                                    Name:     Martin J. Blank
                                    Title:    Chairman of the Board, Chief
                                              Operating Officer and Secretary

                                                                       EXHIBIT A



                             Conditions of the Offer

              Notwithstanding any other term of the Offer or this Agreement, Sub shall not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-l(c) under the Exchange Act (relating to Sub's obligation to pay for or return tendered shares of Company Common Stock promptly after the termination or withdrawal of the Offer), to pay for any shares of Company Common Stock tendered pursuant to the Offer unless (i) there shall have been validly tendered and not withdrawn prior to the expiration of the Offer that number of shares of Company Common Stock which would represent at least a majority of the Fully Diluted Shares (the "Minimum Tender Condition"), (ii) the waiting period (and any extension thereof) applicable to the purchase of shares of Company Common Stock pursuant to the Offer under the HSR Act shall have been terminated or shall have expired and any consents, approvals and filings under any foreign antitrust law, the absence of which would prohibit the purchase of all shares of Company Common Stock tendered pursuant to the Offer under the HSR Act, shall have been obtained or made and
(iii) all consents, approvals and filings under the Auto Warranty Laws of any state that are required to be made or obtained prior to the acceptance of shares of Company Common Stock pursuant to the Offer shall have been made or obtained. The term "Fully Diluted Shares" means all outstanding securities entitled generally to vote in the election of directors of the Company on a fully diluted basis, after giving effect to the exercise, conversion or termination of all options (including any Potential Stock Options, but excluding the option granted pursuant to the Company Stock Option Agreement), rights and securities exercisable or convertible into such voting securities. Furthermore, notwithstanding any other term of the Offer or this Agreement, Sub shall not be required to, accept for payment or, subject as aforesaid, to pay for any shares of Company Common Stock not theretofore accepted for payment or paid for, and may terminate or amend the Offer, with the consent of the Company or if, at any time on or after the date of this Agreement and before the acceptance of such shares for payment or the payment therefor, any of the following conditions exists:

              (a) there shall be threatened in writing or pending any suit, action or proceeding that has a reasonable likelihood of success, (i) challenging the acquisition by Parent or Sub of any Company Common Stock, seeking to restrain or prohibit the making or consummation of the Offer or the Merger or any other Transaction, or seeking to obtain from the Company, Parent or Sub any damages that are material in relation to the Company and its subsidiaries taken as a whole, (ii) seeking to prohibit or limit the ownership or operation by the Company, Parent or any of their respective subsidiaries of any material portion of the business or assets of the Company, Parent or any of their respective subsidiaries, or to compel the Company, Parent or any of their respective subsidiaries to dispose of or hold separate any material portion of the business or assets of the Company, Parent or any of their respective subsidiaries, as a result of the Offer, the Merger or any of the other Transaction, (iii) seeking to impose limitations on the ability of Parent or Sub to acquire or hold, or exercise full rights of ownership of, any shares of Company Common Stock, including the right to vote the Company Common Stock purchased by it on all matters properly presented to the stockholders of the Company, (iv) seeking to prohibit Parent or any of its subsidiaries from effectively controlling in any material respect the business or operations of the Company and the Company Subsidiaries, or (v) which otherwise is reasonably likely to have a Parent Material Adverse Effect or a Company Material Adverse Effect;

              (b) any statute, rule, regulation, legislation, interpretation, judgment, order or injunction shall be threatened, proposed, sought, enacted, entered, enforced, promulgated, amended or issued with respect to, or deemed applicable to, or any consent or approval withheld with respect to the Offer, the Merger or any of the other Transactions, by any Governmental Entity that is reasonably likely to result, directly or indirectly, in any of the consequences referred to in paragraph (a) above;

              (c) except as disclosed in the Filed Company SEC Documents or the Company Disclosure Letter, since the date of the most recent audited financial statements included in the Filed Company SEC Documents there shall have occurred any event, change, effect or development that, individually or in the aggregate, has had or is reasonably likely to have, a Company Material Adverse Effect;

              (d)(i) it shall have been publicly disclosed or Parent shall have otherwise learned that beneficial ownership (determined for the purposes of this paragraph as set forth in Rule 13d-3 promulgated under the Exchange Act) of more than 35% of the outstanding shares of the Company Common Stock has been acquired by another person or (ii) the Company Board or any committee thereof shall have withdrawn or modified in a manner adverse to Parent its approval or recommendation of the Offer and this Agreement or the Company Board or any committee thereof shall have resolved to take any of the foregoing actions;

              (e) any of the representations and warranties of the Company in this Agreement that are qualified as to materiality shall not be true and correct or any such representation and warranty that is not so qualified shall not be true and correct in any material respect, as of the date of this Agreement and as of such time as though made at such time, except (i) to the extent such representation and warranty expressly relates to an earlier date (in which case on and as of such earlier date) or (ii) to the extent Parent had consented in writing (or is deemed to have consented) to any supplement or amendment to the Company Disclosure Letter delivered to Parent pursuant to Section 6.01(c)(ii) of the Merger Agreement;

              (f) the Company shall have failed to perform in any material respect any obligation or to comply in any material respect with any agreement or covenant of the Company to be performed or complied with by it under this Agreement;

              (g) this Agreement shall have been terminated in accordance with its terms; or

              (h) any of the Principal Stockholder Employment Agreements, the Stock Option and Tender Agreements or the Company Stock Option Agreement shall not be in full force and effect or either of the Principal Company Stockholders shall have failed to perform in any material respect any obligation or to comply in any material respect with any agreement or covenant to be performed or complied with by either of them under any such agreement;

which, in the sole judgment of Sub or Parent, in any such case, and regardless of the circumstances giving rise to any such condition (including any action or inaction by Parent or any of its affiliates), makes it inadvisable to proceed with such acceptance for payment or payment.

              The foregoing conditions are for the sole benefit of Sub and Parent and may be asserted by Sub or Parent regardless of the circumstances giving rise to such condition or may be waived by Sub and Parent in whole or in part at any time and from time to time in their sole discretion. The failure by Parent, Sub or any other affiliate of Parent at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, the waiver of any such right with respect to particular facts and circumstances shall not be deemed a waiver with respect to any other facts and circumstances and each such right shall be deemed an ongoing right that may be asserted at any time and from time to time.